Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
Exhibit 10.1

CREDIT AGREEMENT
Dated as of March 2, 2023

among
NANTHEALTH, INC.,
as the Borrower,
CERTAIN SUBSIDIARIES OF THE BORROWER PARTY HERETO,
as the Guarantors,
THE LENDERS PARTY HERETO
and
GLAS USA LLC,
as Administrative Agent
GLAS AMERICAS LLC,
as Collateral Agent

TABLE OF CONTENTS
i

BORROWER PREPARED SCHEDULES
Schedule 5        Disclosure Schedule
Schedule 7.1        Existing Liens
Schedule 7.2        Existing Indebtedness
LENDER PREPARED SCHEDULES
Schedule 1.1(a)    Commitments
Schedule 1.1(b)    Certain Addresses for Notices
Schedule 6.17        Post-Closing Obligations and Milestones
EXHIBITS
Exhibit A        Form of Compliance Certificate
Exhibit B        Form of Joinder Agreement
Exhibit C        [Reserved]
Exhibit D        Form of Notice of Loan Prepayment
Exhibit E        Form of Assignment and Assumption
Exhibit F        Form of Notice of Borrowing
Exhibit G        Administrative Questionnaire
v

CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of March 2, 2023, among NANTHEALTH, INC., a Delaware corporation (the “Borrower”), the Guarantors (as defined herein) party hereto from time to time, each of the lenders from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) GLAS USA LLC as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and GLAS Americas LLC as collateral agent for the Lenders (in such capacity, together with its successors in such capacity, the “Collateral Agent”).
PRELIMINARY STATEMENTS
WHEREAS, the Borrower has requested that the Lenders make term loans to the Borrower on the Closing Date in an aggregate principal amount of $22,500,000.
WHEREAS, the Lenders have agreed to make such term loans to the Borrower and to provide the term loan facility evidenced by this Agreement as of the Closing Date, in each case on the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.1    Defined Terms.
As used in this Agreement, the following terms shall have the meanings set forth below:
“Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the Voting Stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.
“Administrative Agent” has the meaning specified in the introductory paragraph hereto.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.1(b), or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders, which office may include any Affiliate of the Administrative Agent or any domestic or foreign branch of the Administrative Agent or such Affiliate.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit G or any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Affiliate Debt” has the meaning specified in the Convertible Senior Notes Documents as of the Closing Date.
“Affiliated Entity” means any of (a) Dr. Patrick Soon-Shiong or his estate, heirs and lineal descendants, (b) any trust, individual retirement account, or business entity (including any corporation, limited liability company, partnership, foundation or similar entity) for which Dr. Patrick Soon-Shiong retains direct or indirect Control with respect to the Common Stock held by such trust, individual retirement account, or business entity and the trustees, legal representatives, beneficiaries and/or beneficial owners of such trust, individual retirement account or business entity, (c) any not-for-profit-entity where the acquisition of the Borrower’s Voting Stock is directed by Dr. Patrick Soon-Shiong and (d) any entity directly or indirectly Controlled by Dr. Patrick Soon-Shiong or his estate.
“Affiliate Transaction” has the meaning specified in Section 7.8.
“Agent Fee Letter” means that certain fee letter, dated as of the date hereof, between the Borrower, the Administrative Agent and the Collateral Agent, as amended, modified, extended, restated, replaced or supplemented from time to time.
“Agents” means the Administrative Agent and the Collateral Agent.
“Agreement” means this Credit Agreement.
“Applicable Premium” means, on any date with respect to any Loans being prepaid or repaid on such date, the excess (if any) of (A) the present value as of such date of all interest that would have accrued on such Loans being prepaid or repaid from such date through the Maturity Date, plus the present value as of such date of the principal amount of such Loans being prepaid or repaid, assuming a prepayment or repayment date of the Maturity Date, in each case computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of such Loans being prepaid or repaid. For purposes of this definition, “Treasury Rate” means the yield for 3-month U.S. Treasury bills in secondary market trading for the fifth Business Day immediately preceding the date on which the Borrower delivers the Notice of Prepayment or, if no such Notice if Prepayment is delivered, the date on which such prepayment or repayment is made, as displayed opposite the caption “U.S. government securities—Treasury bills (secondary market)—3-month” on the “H.15” weekly release or daily update, as applicable, for that Business Day published by the Federal Reserve System Board of Governors (or its successor) (or its equivalent successor if such weekly release or daily update, as applicable, is not available). If such yield is unavailable, the “Treasury Rate” will be the average of the secondary market bid rates of at least three nationally recognized independent investment banking firms selected by the Borrower for this purpose, and may include the investment banking firm selected by the Borrower to determine any component of the Applicable Premium, as of 3:30 p.m., New York City time, on that Business Day for the issue of U.S. Treasury bills with a remaining maturity closest to three months. The Administrative Agent shall not be responsible for calculating or verifying the calculation of the Applicable Premium.
“Applicable Rate” means, for any day, 13.00% per annum.
“Approved Fund” means, with respect to any Lender, any Fund that is administered or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers or manages such Lender.

“Assignment and Assumption” means an Assignment and Assumption Agreement substantially in the form of Exhibit E.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of such Person, the capitalized amount thereof with respect to any Person that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease, (c) all Synthetic Debt of such Person, (d) in respect of any Securitization Transaction, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Required Lenders in their reasonable judgment and (e) in respect of any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease.
“Audited Financial Statements” means the audited Consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2021, and the related Consolidated statements of operations, comprehensive loss, stockholders’ deficit and cash flows for such fiscal year of the Borrower and the related notes.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” shall mean the provisions of Title 11 of the United States Code, 11 USC §§ 101 et seq., as amended, or any similar federal or state law for the relief of debtors.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.2.
“Borrowing” means the borrowing of the Loans pursuant to Section 2.1.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of California or New York.
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Permitted Liens):
(a)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than three hundred sixty days (360) days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;
(b)    marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than three hundred sixty (360) days from the date of acquisition thereof and having one of the two highest ratings obtainable from either S&P or Moody’s;
(c)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (d) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof;
(d)    commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof; and
(e)    Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b), (c) and (d) of this definition.
“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any Affiliated Entity, any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 50% of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right);
(b)    the Borrower shall dispose of all or substantially all of its assets and its Subsidiaries’ assets (other than all or a portion of [***]);
(c)    the Borrower ceases to own and control, directly or indirectly, free and clear of all Liens (other than Permitted Liens) 100% of the Equity Interests of (x) each Subsidiary that is a Guarantor on the Closing Date and (y) each other Subsidiary that becomes a Guarantor following the Closing Date (in each case, other than directors’ qualifying shares, as may be required by applicable Law, and other than as a result of a transaction permitted by Section 7.4);
(d)    the closing of an exchange of the Equity Interests of the Borrower for the Equity Interests of any other Person or Persons (but excluding any such exchange pursuant to which the Persons that “beneficially owned” (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, the Equity Interests of the Borrower immediately prior to such transaction are substantially identical to the Persons that “beneficially own”, directly or indirectly, more than 50% of the Equity Interests of such surviving Person immediately after such transaction); or
(e)    a “fundamental change”, “change of control” or any comparable term under, and as defined in, the Existing Convertible Senior Notes or other Indebtedness in excess of the Threshold Amount (excluding, however, a Delisting Event).
“Closing Date” means the date hereof.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties; provided, that Collateral shall exclude all Excluded Property.
“Collateral Agent” has the meaning specified in the introductory paragraph hereto.
“Collateral Documents” means, collectively, the Security Agreement, the Mortgages, each Joinder Agreement, each of the mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Section 6.13 or Article IV, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make term loans hereunder, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule 1.1(a) or in the Assignment and Assumption pursuant to which such Lender became a Lender under this Agreement, in each case as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with this Agreement. The aggregate Commitments of the Lenders on the Closing Date shall be $22,500,000.
“Common Stock” means the common stock of the Borrower, par value $0.0001 per share, at the date of this Agreement.
“Compliance Certificate” means a certificate substantially in the form of Exhibit A.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.
“Consolidated Total Assets” shall mean, as of any date of determination, the total consolidated assets of the Borrower and its Subsidiaries without giving effect to any impairment or amortization of the amount of intangible assets since the Closing Date, determined on a consolidated basis in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of the fiscal quarter most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.5(a) or 5.5(b), as applicable, calculated on a Pro Forma Basis after giving effect to any acquisition, Disposition or other pro forma event that may have occurred on or after the last day of such fiscal quarter.
“Contingent Obligation” means, with respect to any Person, any contingent obligation of such Person calculated in conformity with GAAP, and in any event shall include any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take or pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, contract, indenture, mortgage, deed of trust, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Convertible Senior Notes Documents” means that certain Indenture between the Borrower and U.S. Bank National Association, as trustee, dated as of April 27, 2021 and all other agreements, instruments and other documents pursuant to which the Existing Convertible Senior Notes have been issued or otherwise setting forth the terms of the Existing Convertible Senior Notes.
“Covered Party” has the meaning assigned to it in Section 10.22.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means a rate per annum equal to two percent (2.00%) in excess of the rate otherwise applicable thereto.
“Delisting Event” means an event or series of events resulting in the Borrower ceasing to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or the NASDAQ Capital Market (or any of their respective successors), but excluding such event or series of events if the cessation of the listing or quotation on such exchanges or markets is a result of the Borrower “going private” (a “Rule 13e-3 transaction” as defined in Rule 13e-3(a)(3) promulgated under the Exchange Act).
“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.
“Disposition” or “Dispose” means the sale, conveyance, assignment, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Loan Party or Subsidiary (or the granting of any option or other right to do any of the foregoing), including any sale, conveyance, assignment, transfer, license, lease or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, or the sale or issuance of Equity Interests in the Borrower or any Subsidiary, but excluding any (a) Involuntary Disposition and (b) the disposition of cash and Cash Equivalents in the ordinary course of business.
“Disposition Prepayment Event” has the meaning specified in Section 2.5(b).
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States or any political subdivision thereof.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at- risk plan within the meaning of Section 430(i) of the Code or Section 303(i) of ERISA or a plan in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of

ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.
“Erroneous Payment” has the meaning specified in Section 11.13(a).
“Erroneous Payment Subrogation Rights” has the meaning specified in Section 11.13(d).
“Event of Default” has the meaning specified in Section 8.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Excluded Equity Interests” means, collectively (a) any Voting Stock of any CFC, solely to the extent that such Voting Stock represents more than 65% of the outstanding Voting Stock of such CFC and (b) any Equity Interests of any Subsidiary of a CFC.
“Excluded Property” means, with respect to any Loan Party, (a) any Real Estate other than Material Real Estate, (b) any Excluded Equity Interests, (c) any United States intent-to-use trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral and (d) any rights or interest in any General Intangible, Instrument, contract, lease, permit, license, or license agreement covering real or personal property of any Loan Party if under the terms of such General Intangible, Instrument, contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such General Intangible, Instrument, contract, lease, permit, license, or license agreement, and the Equipment and Goods, if any, which are the subject thereof, and such prohibition or restriction has not been waived or the consent of the other party to such General Intangible, Instrument, contract, lease, permit, license, or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (d) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is unenforceable under the UCC or other applicable Law (including Debtor Relief Laws) or principles of equity, (2) to apply to the extent that any consent or waiver has been obtained that would permit the Collateral Agent’s security interest or lien notwithstanding the prohibition or restriction on the pledge of such General Intangible, Instrument, contract, lease, permit, license, or license agreement or to the extent the Person in whose favor the applicable contractual restriction runs is to the Borrower or any Subsidiary or (3) to limit, impair, or otherwise affect any of the Collateral Agent’s continuing security interests in and liens upon any rights or interests of the Borrower in or to (x) monies due or to become due under or in connection with any described General Intangible, Instrument, contract, lease, permit, license, license agreement, or stock (including any accounts or stock), or (y) any proceeds from the sale, license, lease, or other dispositions of any such General Intangible, Instrument, contract, lease, permit, license, license agreement, or stock).
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loans or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.1(e), and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Convertible Senior Notes” means the 4.50% Convertible Senior Notes of the Borrower due 2026 and issued pursuant to the Convertible Senior Notes Documents.
“Existing Convertible Senior Notes Security Date” means the date as of which the Borrower’s obligations set forth in paragraph (b) to Schedule 6.17 have been completed. The Borrower shall promptly notify the Administrative Agent that the Existing Convertible Senior Notes Security Date has occurred, but in any case before delivering the first Notice of Loan Prepayment under Section 2.5(a).
“Facility” means at any time, (a) on or prior to the Closing Date, the aggregate amount of the Commitments at such time and (b) thereafter, the aggregate principal amount of the Loans outstanding at such time.
“Facility Termination Date” means the date as of which (a) the Commitments have terminated and (b) all Secured Obligations have been paid in full in cash (other than contingent indemnification obligations for which no claim has been made).
“Fair Market Value” shall mean, with respect to any asset on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Borrower in good faith; provided that with respect to any such asset with a Fair Market Value determined in accordance with this definition to be at least $1,000,000, the Administrative Agent shall have received (for distribution to the Lenders) a certificate from a Responsible Officer setting forth in reasonable detail the basis for such determination in form and substance reasonably satisfactory to the Required Lenders.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement, treaty, regulations, guidance or any other agreement entered into in order to comply with, facilitate, supplement or implement the foregoing.
“Flood Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto (the “Flood Disaster Protection

Act”), (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004, and any regulations promulgated thereunder, as now or hereafter in effect or any successor statute or regulations thereto.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including, without limitation, the FASB Accounting Standards Codification, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.3.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of the kind described in clauses (a) through (g) of the definition thereof or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of the kind described in clauses (a) through (g) of the definition thereof or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed or expressly undertaken by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligations” has the meaning set forth in Section 9.1.

“Guarantors” means, collectively, the Subsidiaries of the Borrower as are or may from time to time become parties to this Agreement pursuant to Section 6.12 or Article IV.
“Guaranty” means, collectively, the Guarantee made by the Guarantors under Article IX in favor of the Secured Parties, together with each other guaranty delivered pursuant to Section 6.12.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.
“Highbridge” means Highbridge Capital Management, LLC and any of its Affiliates, limited partners and funds or partnerships managed or advised by its or any of its Affiliates or limited partners, in each case, not including any portfolio company of any of the foregoing.
“Immaterial Subsidiary” shall mean any Foreign Subsidiary that (a) did not, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.5(a) or 5.5(b), have assets with a value in excess of 5.0% of the Consolidated Total Assets as of such date or revenues representing in excess of 5.0% of total revenues of the Borrower and its Subsidiaries on a consolidated basis as of such date, and (b) taken together with all Immaterial Subsidiaries as of such date, did not have assets with a value in excess of 10% of Consolidated Total Assets as of such date or revenues representing in excess of 10% of total revenues of the Borrower and its Subsidiaries on a consolidated basis as of such date; provided, that the Borrower may elect in its sole discretion to exclude as an Immaterial Subsidiary any Foreign Subsidiary that would otherwise meet the definition thereof; provided further that, notwithstanding anything to the contrary herein, no Foreign Subsidiary will be an Immaterial Subsidiary if it at any time owns any of the [***].
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount of all direct or Contingent Obligations of such Person arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations (including, without limitation, earnout obligations to the extent due and payable) of such Person to pay the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)    all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person;
(g)    all obligations of such Person to, prior to the date that is one hundred eighty (180) days after the Maturity Date, purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;
(h)    Past Due Accounts Payable; and
(i)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.4(b).
“Information” has the meaning specified in Section 10.7.
“Initial Cash Flow Projection” has the meaning specified in clause (m) of Article IV.
“Intellectual Property” has the meaning set forth in the Security Agreement.
“Intercompany Debt” has the meaning specified in Section 7.2(d).
“Interest Payment Date” means, the (i) last Business Day of each calendar quarter, commencing on March 31, 2023 and (ii) the Maturity Date.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guaranties Indebtedness of such other Person), or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but decreased to the extent of any dividends received in relation to, or repayments of, such Investments.
“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Subsidiary.

“IRS” means the United States Internal Revenue Service.
“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit B executed and delivered in accordance with the provisions of Section 6.12.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, governmental licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lenders” has the meaning specified in the introductory paragraph hereto.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).
“Liquidity” means unrestricted cash and Cash Equivalents of the Loan Parties that are (a) held in an account that is the subject of a Qualifying Control Agreement; provided that a Qualifying Control Agreement shall not be required for 30 days after the Closing Date (or such later date as the Required Lenders shall agree), (b) not subject to any Lien (other than the Liens described in Section 7.1(i) for the deposit and/or securities accounts in which such cash and Cash Equivalents are held, if a Qualifying Control Agreement is not required under the Loan Documents to be in effect for such accounts) senior to the Liens of the Collateral Agent and (c) not held in a restricted account, a payroll account, tax account, trust account, pension account, royalty account or similar type of account.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Guaranty, (c) the Collateral Documents, (d) each Joinder Agreement, (e) the Perfection Certificate, (f) the Agent Fee Letter and (g) all other certificates, agreements, documents and instruments executed and delivered, in each case, by or on behalf of any Loan Party pursuant to the foregoing.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“Loan Payment Date” shall mean (a) any date that all or a portion of the Loans are prepaid or repaid by the Borrower pursuant to Section 2.5 or 2.7 or otherwise in accordance with this Agreement and (b) any other date on which all or a portion of the Loans become due and payable in accordance with Section 8.2.
“Loan Payment Fees” means, collectively, the Prepayment Fee and the Applicable Premium.
“Loans” means the term loans made by the Lenders to the Borrower pursuant to this Agreement.
“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”
“Material Adverse Effect” means, individually or in the aggregate, (a) a material adverse change in, or a material adverse effect upon, the operations (including results of operation),

business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights, remedies or benefits of any Agent or any of the Lenders under any Loan Document (including a material adverse effect upon a significant portion of the Collateral or the validity, perfection or priority of the Collateral Agent’s Liens on such Collateral), or of the ability of the Loan Parties to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect, rights, remedies, benefits or enforceability against the Loan Parties of the Loan Documents.
“Material Real Estate” means any Real Estate that has a Fair Market Value in excess of $500,000, as reasonably determined by the Borrower based on available information including book value, assessed value, existing title policy amounts and existing appraisals.
“Material Subsidiary” means any Subsidiary other than an Immaterial Subsidiary.
“Maturity Date” means December 15, 2023.
“Measurement Period” means, at any date of determination, the most recently completed four (4) fiscal quarters of the Borrower.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” or “Mortgages” means, individually and collectively, as the context requires, each of the fee mortgages, deeds of trust or similar instruments executed by a Loan Party that purports to grant a Lien to the Collateral Agent for the benefit of the Secured Parties in any Mortgaged Properties, in form and substance satisfactory to the Collateral Agent and the Required Lenders.
“Mortgaged Property” means any owned real property of a Loan Party that is or will become encumbered by a Mortgage in favor of the Collateral Agent for the benefit of the Secured Parties in accordance with the terms of this Agreement.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“NaviNet” means NaviNet, Inc., a Delaware corporation.
[***]
“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received (including any cash received in respect of any non-cash proceeds (including, without limitation, the monetization of notes receivables), but only as and when received), directly or indirectly, by any Loan Party or any Subsidiary in respect of any Disposition or Involuntary Disposition, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees and sales commissions) and (b) taxes paid or payable as a result thereof, in each case to the extent, but only to the extent, that the amounts so deducted are actually paid or payable to a Person that is not an Affiliate of such Loan Party, and are properly attributable to such transaction; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Disposition or Involuntary Disposition.
“Notice of Borrowing” means a notice of the Borrowing on the Closing Date, which shall be substantially in the form of Exhibit F or such other form as may be approved by the Administrative Agent and the Lenders, appropriately completed and signed by a Responsible Officer.
“Notice of Loan Prepayment” means a notice of prepayment with respect to the Loans, which shall be substantially in the form of Exhibit D or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.
“Obligations” means, in each case, whether now in existence or hereafter arising (a) all advances to, and debts, liabilities, obligations, covenants and duties and Erroneous Payment Subrogation Rights of, any Loan Party arising under any Loan Document of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such advances to, and debts, liabilities, obligations, covenants and duties of such Loan Party are allowed or allowable claims in such proceeding and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, and including interest, expenses (including attorneys’ fees), charges, commissions and fees that accrue in respect of the Loans, the Loan Payment Fees and the other obligations under the Loan Documents after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses, charges, commissions and fees are allowed or allowable claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Past Due Accounts Payable” means accounts payable owed by any Loan Party or any of its Subsidiaries to any non-Affiliate, in each case, with respect to invoices received on or after March 7, 2023 regarding accounts payable that are more than 30 days overdue.
“Payment Recipient” has the meaning specified in Section 11.13(a).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards for Pension Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or contributed to by the Borrower or any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.
“Perfection Certificate” means the information certificate of the Borrower and the other Loan Parties dated as of the date hereof.
“Permitted Acquisition” means an Acquisition by a Loan Party (the Person or division, line of business or other business unit of the Person to be acquired in such Acquisition shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Borrower and its Subsidiaries pursuant to the terms of this Agreement, in each case so long as:
(a)    no Default or Event of Default shall then exist or would exist after giving effect thereto;
(b)    the Collateral Agent shall have received (or shall receive in connection with the closing of such Acquisition) a first priority perfected security interest in all property (including, without limitation, Equity Interests) acquired with respect to the Target in accordance with the terms of Section 6.13 and the Target, if a Person, shall have executed a Joinder Agreement to the extent required by Section 6.12;
(c)    if requested by the Required Lenders, the Lenders shall have received at least fifteen (15) days prior to the consummation of such Acquisition (i) a description of the material terms of such Acquisition, (ii) audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date and (iii) consolidated projected income statements of the Borrower and its Subsidiaries (giving effect to such Acquisition);

(d)    the Target shall have positive operating cash flow less capital expenditures as determined in accordance with GAAP for the four (4) fiscal quarter period prior to the acquisition date;
(e)    such Acquisition shall not be a “hostile” Acquisition and shall have been approved by the board of directors (or equivalent) and/or shareholders (or equivalent) of the applicable Loan Party and the Target;
(f)    the purchase consideration payable in respect of all Permitted Acquisitions made on and after the Closing Date shall not exceed $5,000,000 in the aggregate;
(g)    no Indebtedness will be incurred, assumed, or would exist with respect to the Borrower or its Subsidiaries as a result of such Acquisition, other than indebtedness permitted under clauses (c), (f) and (m) of Section 7.2 and no Liens will be incurred, assumed or would exist with respect to the assets of the Borrower or its Subsidiaries as a result of such Acquisition other than Permitted Liens; and
(h)    (x) the assets or Equity Interests acquired are located in the United States and shall be owned by a Loan Party or (y) the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States and shall become a Guarantor.
“Permitted Liens” has the meaning set forth in Section 7.1.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.2(c), the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) the Weighted Average Life to Maturity of the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension shall be no shorter than the Weighted Average Life to Maturity of the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (e) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Secured Obligations, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Secured Obligations on terms at least as favorable to the Secured Parties as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended and (f) if the Indebtedness being modified, refinanced, refunded, renewed or extended is unsecured, the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension shall be unsecured. For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 7.2.

“Permitted Transfers” means (a) Dispositions of inventory in the ordinary course of business; (b) Dispositions of property to the Borrower or any Subsidiary; provided, that if the transferor of such property is a Loan Party then the transferee thereof must be a Loan Party; (c) Dispositions of accounts receivable in connection with the collection or compromise thereof, (d) the sale or disposition of Cash Equivalents, and (e) lease, sublease, non-exclusive license and non-exclusive sublicenses of property of the Borrower or any Subsidiary in the ordinary course of business and consistent with past practice.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system.
“Pledged Equity” has the meaning specified in the Security Agreement.
“Prepayment Fee” shall mean a fee due and payable to each Lender on each Loan Payment Date in an amount equal to 1.00% of the principal balance of the Loans of such Lender being repaid or prepaid.
“Pro Forma Basis” and “Pro Forma Effect” means, for any Disposition of all or substantially all of a division or a line of business or for any Acquisition, whether actual or proposed, for purposes of determining compliance with the financial covenant set forth in Section 7.11, each such transaction or proposed transaction shall be deemed to have occurred on and as of the first day of the relevant Measurement Period, and the following pro forma adjustments shall be made:
(a)    in the case of an actual or proposed Disposition, all income statement items (whether positive or negative) attributable to the line of business or the Person subject to such Disposition shall be excluded from the results of the Borrower and its Subsidiaries for such Measurement Period;
(b)    in the case of an actual or proposed Acquisition, income statement items (whether positive or negative) attributable to the property, line of business or the Person subject to such Acquisition shall be included in the results of the Borrower and its Subsidiaries for such Measurement Period;
(c)    interest accrued during the relevant Measurement Period on, and the principal of, any Indebtedness repaid or to be repaid or refinanced in such transaction shall be excluded from the results of the Borrower and its Subsidiaries for such Measurement Period; and
(d)    any Indebtedness actually or proposed to be incurred or assumed in such transaction shall be deemed to have been incurred as of the first day of the applicable Measurement Period, and interest thereon shall be deemed to have accrued from such day on such Indebtedness at the applicable rates provided therefor (and in the case of interest that does or would accrue at a formula or floating rate, at the rate in effect at the time of determination) and shall be included in the results of the Borrower and its Subsidiaries for such Measurement Period.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 10.22.
“Qualifying Control Agreement” means an agreement, among a Loan Party, a depository institution or securities intermediary and the Collateral Agent, which agreement is in form and substance reasonably acceptable to the Collateral Agent and the Required Lenders and which provides the Collateral Agent, for the benefit of the Secured Parties, with “control” (as such term is used in Article 9 of the UCC) over the deposit account(s) or securities account(s) described therein.
“Real Estate” means all real property at any time owned by the Borrower or any Subsidiary in the United States.
“Recipient” means (a) the Administrative Agent and (b) any Lender.
“Reinvestment Quantum” means, as of the Closing Date, $0; provided, that such amount is subject to modification in accordance with Schedule 6.17.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.
“Required Lenders” means, at any time, Lenders having or holding more than 66 ⅔% of the aggregate outstanding principal amount of the Loans at such time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Article IV, the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent or the Required Lenders, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent or the Required Lenders, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.
“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of the Borrower or any of its Subsidiaries, now or hereafter outstanding and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom (“HMT”) or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Obligations” means (a) in the case of the Borrower, all Obligations and (b) in the case of any Guarantor, such Guarantor’s Guaranteed Obligations.
“Secured Parties” means, collectively, the Agents, the Lenders and the Indemnitees.
“Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.
“Security Agreement” means the security and pledge agreement, dated as of the Closing Date, executed in favor of the Collateral Agent by each of the Loan Parties.
“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.
“Shared Services Agreements” means (a) the Shared Services Agreement dated February 10, 2023, by and between the Borrower and Airstrip Technologies, Inc., a Delaware corporation and (b) the Shared Services Agreement dated November 19, 2012, by and between the Borrower and NantWorks, LLC, a Delaware limited liability company.
[***]
“Subordinated Indebtedness” of a Person means Indebtedness that, by its terms, (a) is expressly subordinated to the Indebtedness under the Loan Documents pursuant to “Acceptable Subordination Terms” (as such term is defined in the Convertible Senior Notes Documents as of the Closing Date) and (b) does not have principal scheduled to mature (or subject to mandatory repurchase or put rights) earlier than the date that is 181 days after the Maturity Date.
“Subordination Agreement” means (i) the Subordination Agreement dated March 2, 2023, by and among the Borrower, NaviNet, Nant Capital, LLC, a Delaware limited liability company, and Airstrip Technologies, Inc., a Delaware corporation, and (ii) any other subordination agreement applicable to any Indebtedness that is required to be subordinated to the Secured Obligations (which may be included directly as part of the terms of such Indebtedness).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Supported QFC” has the meaning assigned to it in Section 10.22.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender or any Affiliate of such Lender).
“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds but are not otherwise included in the definition of “Indebtedness” or as a liability on the Consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Target” has the meaning set forth in the definition of “Permitted Acquisition.”
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Threshold Amount” means $1,000,000.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non- perfection or priority.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” and “U.S.” mean the United States of America.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 10.22.
“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right to so vote has been suspended by the happening of such contingency.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2    Other Interpretive Provisions.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.3    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, with notice to the Administrative Agent, the Required Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)    Pro Forma Treatment. Each Disposition of all or substantially all of a line of business, and each Acquisition, by the Borrower and its Subsidiaries that is consummated during any Measurement Period shall, for purposes of determining compliance with the financial covenants set forth in Section 7.11, be given Pro Forma Effect as of the first day of such Measurement Period.
1.4    Rounding.
Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.5    Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.6    UCC Terms.
Terms defined in the UCC and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions.
1.7    Divisions.
For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time defined in the UCC and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions.
ARTICLE II
COMMITMENTS AND BORROWINGS
2.1    The Loans. Subject to the terms and conditions set forth herein, each Lender, severally and not jointly, agrees to make Loans to the Borrower in a single drawing, in Dollars, on the Closing Date in an amount equal to the Commitment of such Lender to make such Loans and as provided further in Section 2.3 below. The Loans made on the Closing Date shall be made by the Lenders on a ratable basis in accordance with their respective Commitments. The unused Commitments shall automatically terminate on the Closing Date immediately after the making of the Loans on the Closing Date. Once repaid or prepaid, the Loans may not be reborrowed.
2.2    Advances. Subject to the borrowing procedures set forth in Section 2.3 and upon satisfaction of the conditions set forth in Article IV, each Lender shall make the requested funds available to the Borrower on the Closing Date1 by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) such Lender by the Borrower.
2.3    Borrowing Procedures; Closing Date Mechanics. The Borrowing shall be made by a Notice of Borrowing delivered to the Administrative Agent (for distribution to the Lenders) and received by Administrative Agent no later than 3:00 p.m. on the Business Day prior to Closing Date (or such later time as the Lenders may agree in their sole discretion). After receipt of the Notice of Borrowing, the Administrative Agent shall promptly notify the Lenders by telecopy, telephone, email, or other electronic form of transmission acceptable to the Lenders, of the requested Borrowing. Each Lender shall make such Loans to be made by it hereunder on the Closing Date by wire transfer of immediately available funds by 11:00 a.m. on the Business Day that is the Closing Date to the applicable account in accordance with the Notice of Borrowing. The Administrative Agent will make the Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the applicable account set forth in the Notice of Borrowing. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner. Notwithstanding anything to the contrary contained herein (and without affecting any other provisions hereof), the funded portion of each Loan to be made on the Closing Date shall be equal to 99.00% of the principal amount of such Loan (it being agreed that the full principal amount of each such Loan shall be the “initial” principal amount of such Loan and deemed outstanding on the Closing Date and the Borrower shall be obligated to repay 100% of the principal amount of each such Loan as provided hereunder). Notwithstanding the foregoing, no Lender shall have an obligation to make any Loan if one or more of the applicable conditions precedent set forth in Article IV has not been or will not be satisfied on the Closing Date unless such condition has been waived in accordance with the applicable provisions of Article IV.
2.4    [Reserved].
2.5    Prepayments.
(a)    Optional. The Borrower may, by delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time on or after the Existing Convertible Senior Notes Security Date, voluntarily prepay the Loans in whole or in part together with the applicable Loan Payment Fees; provided that, (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) one (1) Business Days prior to any date of prepayment; and (B) any prepayment of the Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; or if less, the entire principal amount thereof then outstanding, and shall be accompanied by the applicable Loan Payment Fees. Each such notice shall specify the date and amount of such prepayment and the applicable Loan Payment Fees. The Administrative Agent will promptly notify each Lender of its receipt of any such Notice of Loan Prepayment, and of the amount of such Lender’s ratable portion of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such Notice of Loan Prepayment shall be due and payable on the date specified therein. Any prepayment shall be accompanied by all accrued interest on the amount prepaid, the applicable Loan Payment Fees and if such prepayment shall be for all outstanding Obligations, all amounts owed to the Agents hereunder as of the date of such prepayment shall be included.
1 The parties hereto acknowledge and agree that notwithstanding the Notice of Borrowing delivered in connection herewith requesting a Borrowing on the Closing Date and the Closing Date being March 2, 2023, the date hereof, any Loans funded on March 3, 2023 shall be deemed to have been funded on the Closing Date for all purposes of the Credit Agreement and all other Loan Documents.

(b)    Mandatory.
(i)    Dispositions. If the Loan Parties and their Subsidiaries (x) Dispose (in any transaction or series of related transactions) of all or any portion of the [***] or (y) realize any Net Cash Proceeds resulting from an Involuntary Disposition of all or any portion of the [***] (any of the foregoing described in clause (x) or clause (y), a “Disposition Prepayment Event”), within five (5) Business Days after any such Disposition or Involuntary Disposition the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds received in respect of such Disposition or Involuntary Disposition, but only to the extent such Net Cash Proceeds, together with all other Net Cash Proceeds received from such Dispositions and Involuntary Dispositions exceeds the then-applicable Reinvestment Quantum.
2.6    [Reserved].
2.7    Repayment of the Loans.
The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each Lender, the aggregate principal amount of the Loans outstanding on the Maturity Date, or if earlier, the date of acceleration of the Loans pursuant to Section 8.2. For the avoidance of doubt, any repayment pursuant to this Section 2.7, on or after the Maturity Date or following an acceleration, shall be accompanied by the Loan Payment Fees and all amounts owed to the Agents hereunder as of the date of such payment.
2.8    Interest and Default Rate.
(a)    Interest. Each Loan shall bear interest on the outstanding principal amount thereof from the Closing Date at a rate per annum equal to the Applicable Rate.
(b)    Default Rate.
(i)    If any amount of principal of the Loans is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    If any amount (other than principal of the Loans) payable by the Borrower under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter, until paid, bear interest at rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)    Upon the request of the Required Lenders, while any Event of Default exists (including a payment default), all other outstanding Obligations may bear interest, until paid, at a rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(c)    Interest Payments. Interest on the Loans shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.9    Fees.
The Borrower shall pay to the Agents, for their own accounts, such fees as shall have been separately agreed upon in the Agent Fee Letter or otherwise in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10    Computation of Interest and Fees.
All computations of interest for the Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loans is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loans or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11, bear interest for one (1) day. The computations of interest for the Loans for each Interest Payment Date shall be delivered by the Administrative Agent to the Borrower or any Lender within three (3) Business Days upon the request of the Borrower or any Lender. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.11    Payments; Pro Rata Treatment; Sharing Set-Offs Generally.
(a)    Borrower Payments.
(i)    All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 11:00 a.m. on the date specified herein; provided that payments pursuant to Sections 3.1, 3.4 and 10.4 shall be made directly to the Persons entitled thereto. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. The Administrative Agent shall distribute any such payments received by it for the account of any Lender to such Lender promptly following receipt thereof. Except as otherwise specifically provided for in this Agreement, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(ii)    Unless the Administrative Agent receives written notice from the Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrower has made (or will make) such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower does not make such payment in full to the Administrative Agent on the date when due, each Lender severally shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Default Rate for each day from the date such amount is distributed to such Lender until the date repaid; provided that such interest shall be an obligation of the Borrower and shall be payable by the Borrower upon demand.

(b)    Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, any amounts owed to any Agent hereunder, (ii) second, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, towards payment of principal then due hereunder, pro rata among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)    Sharing of Payments. If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Secured Obligations, except for any such proceeds or payments received by such Lender from the Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from the Administrative Agent in excess of such Lender’s pro rata share of all such distributions by the Administrative Agent, such Lender promptly shall (A) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Secured Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Secured Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their pro rata shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
(d)        Deductions by Administrative Agent. If any Lender or the Borrower shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its reasonable discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender or the Borrower for the benefit of the Administrative Agent, to satisfy such Lender’s or the Borrower’s obligations to the Administrative Agent, as applicable, until all such unsatisfied obligations are fully paid or (ii) hold any such amounts in a segregated account as cash collateral for, and for application to, any future funding obligations of such Lender hereunder, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its reasonable discretion.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.1    Taxes.
(a)    For purposes of this Section 3.1, the term “applicable law” includes FATCA. Any and all payments by or on account of any obligation of the Loan Parties under any Loan Document shall be made without deduction or withholding for any Taxes except as required by applicable law. If any such Taxes are imposed (as determined in the good faith discretion of the applicable Withholding Agent) on any payments made by a Withholding Agent (including payments under this paragraph), then such Withholding Agent will pay the Taxes and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary to preserve the after-tax yield each of the Lenders would have received if such Taxes had not been imposed.

(b)    The Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of such Lender, shall be conclusive absent manifest error.
(d)    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)    As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority, as provided in this Section 3.1, the Loan Party will deliver to the Administrative Agent, for distribution to the Lenders, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. Each Loan Party will confirm that it has paid the Taxes required under this Section 3.1 by giving the Administrative Agent official tax receipts (or notarized copies) within thirty (30) days after the due date.
(f)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and the Administrative Agent, at the time or times reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding; provided that the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.1(f)(i) or Section 3.1(f)(ii)) shall not be required if in the Lender’s reasonable judgement such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing:
(i)    Prior to the date that any Lender that is not a “U.S. Person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) becomes a party hereto, such Lender shall deliver to Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Code (including IRS Forms W-8ECI, W-8BEN-E, or W-8IMY as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender, along with any applicable attachments, to permit Borrower or the Administrative Agent to determine the withholding or deduction required to be made, if any.
(ii)    Any Lender that is not a Foreign Lender shall deliver to Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax.
(iii)    Each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(iv)    Each Lender shall promptly deliver further copies of such forms or other appropriate certifications if any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to Borrower or the Administrative Agent.
(v)    Each Lender shall deliver to Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent such documentation required under FATCA (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
For purposes of this Section 3.1(f), a reference to a “Lender” shall include any participant to whom such Lender has sold a participation (it being understood that the documentation required under this Section 3.1(f) shall be delivered to the participating Lender). Notwithstanding anything to the contrary, the completion, execution and submission of the documentation described in Section 3.1(f)(iii) shall not be required if in a Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.1 (including by the payment of additional amounts pursuant to this Section 3.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.

Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to a Loan Party or any other Person.
(h)    Each party’s obligation under this Section 3.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
3.2    Illegality.
If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its lending office to perform any of its obligations hereunder or to make, maintain or fund or charge interest with respect to the Loans of such Lender, then, on notice thereof by such Lender to the Borrower, any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to the Loans of such Lender shall be suspended until such Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender, prepay such Loans immediately. Upon any such prepayment, the Borrower shall also pay accrued interest on the amount so prepaid.
3.3    [Reserved].
3.4    Increased Costs.
In the event any permitted assignee of any Lender is a bank:
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, such Lender;
(ii)    subject any Recipient to any taxes (other than Indemnified Taxes, Excluded Taxes and Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on such Lender any other condition, cost or expense affecting this Agreement or Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing or maintaining the Loans (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or its lending office or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of any Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    [Reserved].
(e)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.4 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate such Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
3.5    [Reserved].
3.6    Survival.
All of the Borrower’s obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder.
ARTICLE IV
CONDITIONS PRECEDENT TO BORROWING
The obligation of the Lenders to make the Loans hereunder on the Closing Date is subject to satisfaction or waiver by all the Lenders of the following conditions precedent; provided that any matters addressed in Section 6.17 shall not be deemed closing conditions hereunder:
(a)    Execution of Credit Agreement; Loan Documents. The Lenders and the Agents shall have received (i) counterparts of this Agreement, executed by the Agents, each Lender and a Responsible Officer of each Loan Party, (ii) counterparts of the Security Agreement and each other Collateral Document, executed by a Responsible Officer of the applicable Loan Parties and a duly authorized officer of each other Person party thereto, as applicable and (iii) counterparts of any other Loan Document, executed by a Responsible Officer of the applicable Loan Party and a duly authorized officer of each other Person party thereto.
(b)    Officer’s Certificate. The Lenders and the Agents shall have received a certificate of a Responsible Officer dated the Closing Date, certifying as to the Organization

Documents of each Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of each Loan Party, the good standing, existence or its equivalent of each Loan Party and of the incumbency (including specimen signatures) of the Responsible Officers of each Loan Party.
(c)    Legal Opinions of Counsel. The Lenders and the Agents shall have received an opinion or opinions (including, if requested by the Lenders, local counsel opinions) of counsel for the Loan Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Lenders.
(d)    Personal Property Collateral. The Lenders and the Agents shall have received, in form and substance satisfactory to the Lenders:
(i)    (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Collateral Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien, judgment and bankruptcy searches;
(ii)    searches of ownership of Intellectual Property in the appropriate governmental offices and such patent, trademark and copyright filings as requested by the Lenders in order to perfect the Collateral Agent’s security interest in the Intellectual Property;
(iii)    completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Lenders’ sole discretion, to perfect the Collateral Agent’s security interest in the Collateral;
(iv)    stock or membership certificates, if any, evidencing the Pledged Equity and undated stock or transfer powers duly executed in blank; in each case to the extent such Pledged Equity is certificated;
(v)    to the extent required to be delivered, filed, registered or recorded pursuant to the terms and conditions of the Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to create and perfect the Collateral Agent’s security interest in the Collateral; and
(vi)    Qualifying Control Agreements satisfactory to the Lenders to the extent required to be delivered pursuant to Section 6.13.
(e)    [Reserved].
(f)    Notice of Borrowing. The Administrative Agent and the Lenders shall have received a duly completed Notice of Borrowing delivered in accordance with Section 2.3 and including therein an instruction of direction with respect to the Loans to be made on the Closing Date.
(g)    Fees and Expenses. The Administrative Agent, the Collateral Agent and the Lenders shall have received all fees and expenses, if any, owing pursuant to this Agreement and the Agent Fee Letter, including the reasonable fees and expenses of Davis Polk & Wardwell LLP and Allen & Overy LLP.

(h)    Other Documents. All other documents provided for herein or which the Lenders or an Agent may reasonably request or require.
(i)    Additional Information. Such additional information and materials which the Lenders shall reasonably request or require, including the due diligence requests.
(j)    Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects.
(k)    Default. No Default or Event of Default shall exist or would result from the making of the Loans or from the application of the proceeds thereof.
(l)    Liquidity. As of the Closing Date, and after giving effect to the Loans, the Liquidity shall not be less than $5,000,000; provided that solely for purposes of this clause (l), Liquidity shall be determined without regard to clause (a) of the definition thereof.
(m)    Cash Flow Projection. The Borrower shall have delivered to the Lenders a cash flow projection (the “Initial Cash Flow Projection”) for the fourteen (14) day period following the Closing Date.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES
Each Loan Party represents and warrants to the Administrative Agent and the Lenders, as of the Closing Date that:
5.1    Existence, Qualification and Power.
Except as set forth on Schedule 5, each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. The copy of the Organization Documents of each Loan Party provided to the Lenders pursuant to the terms of this Agreement is a true and correct copy of each such document as in effect on the Closing Date, each of which is valid and in full force and effect.
5.2    Authorization; No Contravention.
The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, except as set forth on Schedule 5 or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law.
5.3    Governmental Authorization; Other Consents.
No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Agents and the Lenders of their respective rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained and (ii) filings to perfect the Liens created by the Collateral Documents.
5.4    Binding Effect.
This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity.
5.5    Financial Statements; No Material Adverse Effect.
(a)    Audited Financial Statements. The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, commitments and Indebtedness.
(b)    Unaudited Financial Statements. The unaudited Consolidated balance sheet of the Borrower and its Subsidiaries dated September 30, 2022, and the related condensed Consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, commitments and Indebtedness, subject, in each case, to the absence of footnotes and to normal year-end audit adjustments.
(c)    Material Adverse Effect. Except as set forth on Schedule 5, since the date of the balance sheet included in the Audited Financial Statements, except as has been disclosed in materials filed with the SEC by the Borrower prior to the Closing Date (excluding any disclosures set forth in any “risk factors” or “forward-looking statements” sections or any other disclosures that are not statements of facts or that are cautionary, predictive or forward-looking in nature), there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(d)    No Undisclosed Liabilities. Except as set forth on Schedule 5, except for the Indebtedness incurred under this Agreement and the Indebtedness permitted by Section 7.2, (i) as of the Closing Date (and after giving effect to the Loans), there are no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) of the Borrower or its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due and including obligations or liabilities for taxes, long-term leases and unusual forward or other long-term commitments), and (ii) the Borrower does not have knowledge of any basis for the assertion against any the Borrower or its Subsidiaries of any such liability or obligation which, in the case of clause (i) or (ii), either individually or in the aggregate, could reasonably be expected to have, a Material Adverse Effect.
5.6    Litigation.
Except as set forth on Schedule 5, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Subsidiary or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
5.7    No Default.
Except as set forth on Schedule 5, neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.8    Ownership of Property; Liens.
Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than as permitted by Section 7.1. No Loan Party or any of their respective Subsidiaries owns any Material Real Estate.
5.9    Environmental Compliance.
(a)    The Loan Parties have no knowledge of any claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not in the year prior to the Closing Date completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.
5.10    Maintenance of Insurance.
The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates.
5.11    Taxes.
Except as set forth on Schedule 5, each Loan Party and its Subsidiaries have timely filed all federal, state income and sales and other material Tax returns and reports required to be filed, and have paid all federal, state income and sales and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed Tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect, nor is there any Tax sharing agreement applicable to the Borrower or any Subsidiary.
5.12    ERISA Compliance.
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or is subject to a favorable opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)    There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty percent (60%) or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date; (iv) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
5.13    Margin Regulations; Investment Company Act.
(a)    Margin Regulations. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of the Borrowing on the Closing Date, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 7.1 or Section 7.5 or subject to any restriction contained in any agreement or instrument between the Borrower and the Lenders or any Affiliate of the Lenders relating to Indebtedness and within the scope of Section 8.1(e), will be margin stock.
(b)    Investment Company Act. No Loan Party is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.14    Disclosure.
The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Lenders in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
5.15    [Reserved].
5.16    Casualty, Etc.
Except as set forth on Schedule 5, neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.17    Sanctions Concerns and Anti-Corruption Laws.
(a)    Sanctions Concerns. No Loan Party nor any of its Subsidiaries is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any

similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.
(b)    Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.
5.18    Subsidiaries; Joint Ventures, Partnerships and Equity Investments.
(a)    Subsidiaries, Joint Ventures, Partnerships and Equity Investments. Set forth on Schedule 1 to the Perfection Certificate, is the following information which is true and complete as of the Closing Date or as of the last date such Schedule was required to be updated in accordance with Sections 6.2, 6.13 and 6.14: (i) a list of all Subsidiaries, joint ventures and partnerships and other equity investments of the Loan Parties, (ii) the number of outstanding shares of each class of Equity Interests in each Subsidiary, (iii) the number and percentage of outstanding shares of each class of Equity Interests owned by the Loan Parties and their Subsidiaries, (iv) the class or nature of such Equity Interests (i.e. common, preferred, etc.), (v) ownership information (e.g. publicly held or if private or partnership, the owners and partners of each of the Loan Parties), (vi) all subscriptions, options, warrants or calls relating to such Equity Interests, including any right of conversion or exchange and (vii) each stockholders’ agreement, restrictive agreement, voting agreement or similar agreement relating to any such Equity Interests. The outstanding Equity Interests in all Subsidiaries are validly issued, fully paid and non-assessable and are owned free and clear of all Liens. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to the Equity Interests of any Loan Party (other than Borrower) or any Subsidiary thereof, except as set forth in the Perfection Certificate or contemplated in connection with the Loan Documents.
(b)    Loan Parties. Set forth on Schedule 2 to the Perfection Certificate is a complete and accurate list of all Loan Parties, showing as of the Closing Date, or as of the last date such Schedule was required to be updated in accordance with Sections 6.2, 6.13 and 6.14 (as to each Loan Party) (i) the exact legal name, (ii) any former legal names of such Loan Party in the four (4) months prior to the Closing Date, (iii) the jurisdiction of its incorporation or organization, as applicable, (iv) the type of organization, (v) the address of its chief executive office, (vi) its U.S. federal taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or organization, and (vii) the organization identification number.
5.19    Collateral Representations.
(a)    Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.
(b)    Intellectual Property. Set forth on Schedule 12 to the Perfection Certificate, as of the Closing Date or as of the last date such Schedule was required to be updated in accordance with Sections 6.2, 6.13 and 6.14, is a list of all Intellectual Property registered or pending for registration with the United States Copyright Office or the United States Patent and Trademark Office owned by each of the Loan Parties (including the name/title, current owner, registration or application number).

(c)    Documents, Instruments, and Tangible Chattel Paper. Set forth on Schedule 11 to the Perfection Certificate, as of the Closing Date or as of the last date such Schedule was required to be updated in accordance with Sections 6.2, 6.13 and 6.14, is a description of each Document, Instrument, and Tangible Chattel Paper exceeding $500,000 in value, individually, of the Loan Parties (including the Loan Party owning such Document, Instrument and Tangible Chattel Paper).
(d)    Deposit Accounts, Electronic Chattel Paper, Letter-of-Credit Rights, and Securities Accounts.
(i)    Set forth on Schedule 7 to the Perfection Certificate, as of the Closing Date or as of the last date such Schedule was required to be updated in accordance with Sections 6.2, 6.13 and 6.14, is a description of all Deposit Accounts and Securities Accounts of the Loan Parties, including the name of (A) the applicable Loan Party, (B) in the case of a Deposit Account, the depository institution, the account number and the purpose of the account, and (C) in the case of a Securities Account, the Securities Intermediary or issuer, the account number and the type of investments held in such account.
(ii)    Set forth on Schedule 11 to the Perfection Certificate, as of the Closing Date or as of the last date such Schedule was required to be updated in accordance with Sections 6.2, 6.13 and 6.14, is a description of all Electronic Chattel Paper (as defined in the UCC) and Letter-of-Credit Rights (as defined in the UCC) of the Loan Parties, in each case exceeding $500,000 in value, individually, including the name of (A) the applicable Loan Party, (B) in the case of Electronic Chattel Paper, the account debtor and (C) in the case of Letter-of-Credit Rights, the issuer or nominated person, as applicable.
(e)    Commercial Tort Claims. Set forth on Schedule 3 to the Perfection Certificate, as of the Closing Date or as of the last date such Schedule was required to be updated in accordance with Sections 6.2, 6.13 and 6.14, is a description of each Commercial Tort Claim in excess of $500,000, individually, of any of the Loan Parties (detailing such Commercial Tort Claim in reasonable detail).
(f)    Pledged Equity Interests. Set forth on Schedule 14 to the Perfection Certificate, as of the Closing Date or as of the last date such Schedule was required to be updated in accordance with Sections 6.2, 6.13 and 6.14, is a list of all Pledged Equity and in each case, detailing the Grantor (as defined in the Security Agreement), the Person whose Equity Interests are pledged, the number of shares of each class of Equity Interests pledged, the certificate number, if any, of such Equity Interests and percentage ownership of outstanding shares of each class of Equity Interests pledged.
(g)    Properties. Set forth on Schedule 13 to the Perfection Certificate, as of the Closing Date or as of the last date such Schedule was required to be updated in accordance with Sections 6.2, 6.13 and 6.14, is a list of all Mortgaged Properties (including (i) the name of the Loan Party owning such Mortgaged Property, (ii) the property address, (iii) the city, county, state and zip code which such Mortgaged Property is located and (iv) an indication if such location is leased or owned, and if leased, the name of the lessee). Set forth on Schedule 15 to the Perfection Certificate, as of the Closing Date or as of the last date such Schedule was required to be updated in accordance with Sections 6.2, 6.13 and 6.14, is a list of (A) each headquarter location of the Loan Parties, and (B) each location where any inventory is located at any premises owned or leased by a Loan Party with a Collateral value in excess of $100,000 (in each case, including (1) an indication if such location is leased or owned, (2) if leased, the name of the lessor, and if owned, the name of the Loan Party owning such property, (3) the address of such property (including, the city, county, state and zip code) and (4) to the extent owned, the approximate Fair Market Value of such property).

5.20    Affected Financial Institutions.
No Loan Party is an Affected Financial Institution.
5.21    Designation as Non-Affiliate Debt.
As of the Closing Date, the Secured Obligations do not constitute Affiliate Debt or any similar designation under the Convertible Senior Notes Documents.
5.22    Intellectual Property; Licenses, Etc.
The Borrower and each of its Subsidiaries own, or possess the right to use, any and all material intellectual property or other similar proprietary rights throughout the world, including any and all trademarks, service marks, trade names, domain names, copyrights, design rights, patents, patent rights, licenses, technology, software, trade secrets, know-how, database rights and all related documentation, registrations, additions, improvements or accessions, and all goodwill associated with the foregoing (collectively, “IP Rights”) that are used in, held for use in or otherwise material to the operation of their respective businesses, without conflict with the rights of any other Person which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the operation of the respective businesses of the Borrower or any of its Subsidiaries does not infringe upon, dilute, misappropriate or violate any rights held by any other Person, other than as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any IP Rights is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
5.23    Labor Matters.
There are no (i) Multiemployer Plans covering the employees of the Loan Parties as of the Closing Date or (ii) collective bargaining agreements covering the employees of the Borrower or any of its Subsidiaries as of the Closing Date. Neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years preceding the Closing Date. To the Borrower’s knowledge, the Borrower has not utilized nor does it currently utilize employees or contractors who fail to comply in all material respects with Form I-9, Employment Eligibility Verification, obligations relating to the employees of the Borrower or any of its Subsidiaries or who otherwise fail to comply in all material respects with U.S. immigration Laws. To the Borrower’s knowledge, neither the Borrower nor any of its Subsidiaries has received any written notices from the Social Security Administration or the U.S. Department of Homeland Security regarding a “mismatch” of employee names and Social Security Numbers or employee names and immigration-related documents.
5.24    Compliance with Laws.
Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.25    Affiliated Agreements.
Except as set forth on Schedule 5, neither the Borrower nor any of its Subsidiaries is party to an existing Affiliate Transaction.
ARTICLE VI
AFFIRMATIVE COVENANTS
Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, such Loan Party shall, and shall cause each of its Subsidiaries to:
6.1    Financial Statements.
Deliver to the Administrative Agent, for distribution to the Lenders, in form and detail satisfactory to the Required Lenders:
(a)    Audited Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related Consolidated statements of operations, comprehensive loss, stockholders’ deficit and cash flows for such fiscal year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any exception as to the scope of such audit, together with a management discussion and analysis of operating results inclusive of operating metrics in comparative form.
(b)    Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended March 31, 2023), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated statements of operations, comprehensive loss, stockholders’ deficit and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP and including a management discussion and analysis of operating results inclusive of operating metrics in comparative form, such Consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes.
As to any information contained in materials filed with the SEC or furnished pursuant to Section 6.2(f), the Borrower shall not be separately required to furnish such information under Section 6.1(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.1(a) and (b) above at the times specified therein.
6.2    Certificates; Other Information.
Deliver to the Administrative Agent, for distribution to the Lenders:
(a)    [Reserved].

(b)    Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b) (commencing with the delivery of the financial statements for the fiscal year ended December 31, 2022), (i) a duly completed Compliance Certificate signed by the chief financial officer or Responsible Officer of the Borrower, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 7.11, a statement of reconciliation conforming such financial statements to GAAP, and (ii) a copy of a customary management’s discussion and analysis with respect to such financial statements. Unless the applicable Lender requests executed originals, delivery of the Compliance Certificate may be by electronic communication including fax or email and shall be deemed to be an original and authentic counterpart thereof for all purposes.
(c)    Updated Schedules to Credit Agreement and to Perfection Certificate. Updated Schedules to (i) this Agreement and the Perfection Certificate concurrently with the delivery of, and as set forth in, the Compliance Certificate referred to in Section 6.2(b) (or, alternatively, a certification from a Responsible Officer that there has been no changes to the Schedules to this Agreement or to the Perfection Certificate, as applicable, previously delivered to the Agents and the Lenders) and (ii) the Perfection Certificate as of the date required to be delivered pursuant to Section 6.13.
(d)    [Reserved].
(e)    Audit Reports; Management Letters; Recommendations. Copies of any material detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them.
(f)    Annual Reports; Etc. Copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to any Lender pursuant hereto.
(g)    Debt Securities Statements and Reports. Copies of any statement or report furnished generally to holders of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to any Lender pursuant to Section 6.1 or any other clause of this Section.
(h)    SEC Notices. Copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof.
(i)    Notices. Copies of all notices, requests and other documents (including amendments, waivers and other modifications) so given or received under or pursuant to any indenture, loan, credit or similar agreement and, from time to time upon reasonable request by any Lender, such information and reports regarding such indentures, loan, credit and similar agreements as any Lender may reasonably request.

(j)    Environmental Notice. Notice of any action or proceeding filed against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.
(k)    Additional Information. Such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as such Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.1(a) or (b) or Section 6.2(f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 1.1(b); or (b) on which such documents are posted on the Borrower’s behalf on the Platform or another relevant internet or intranet website, if any, to which the Administrative Agent and the Lenders have access (whether a commercial, third- party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no responsibility to monitor compliance by the Borrower, and each Lender shall be solely responsible for timely accessing posted documents. The Borrower hereby acknowledges that the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (“Borrower Materials”) by posting the Borrower Materials on the Platform.
6.3    Notices.
Promptly, but in any event within two (2) Business Days, notify the Administrative Agent (which shall make such notice available to the Lenders):
(a)    of the occurrence of any Default;
(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including, but not limited to, (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;
(c)    of the occurrence of any ERISA Event; and
(d)    of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof.
Each notice pursuant to this Section 6.3 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and to the extent applicable, stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.4    Payment of Obligations.
Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (i) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (iii) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; provided that such payment and discharge shall not be required where failure to make such payment would not reasonably be expected to have a Material Adverse Effect.
6.5    Preservation of Existence, Etc.
(a)    Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.4 or 7.5;
(b)    take all reasonable action to maintain all rights, privileges, permits, governmental licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(c)    preserve, protect, renew and, subject to the reasonable good faith judgment of the Borrower, obtain and enforce all of the IP Rights of the Borrower and its Subsidiaries, except to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
6.6    Maintenance of Properties.
(a)    Maintain, preserve and protect all of its material tangible properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and
(b)    make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.7    Maintenance of Insurance.
(a)    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates.
(b)    Evidence of Insurance. Cause the Collateral Agent to be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any such insurance providing liability coverage or coverage in respect of any Collateral, and cause, unless otherwise agreed to by the Required Lenders, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent that it will give the Collateral Agent thirty (30) days prior written notice (which notice shall be promptly delivered to the Lenders) before any such policy or policies shall be cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums). Annually, upon expiration of current insurance coverage, the Loan Parties shall provide, or cause to be provided, to the Administrative Agent, for distribution to the Lenders, such evidence of insurance as required by the Lenders, including, but not limited to: (i) upon the Administrative Agent’s request, copies of such insurance policies, (ii) declaration pages for each insurance policy and (iii) lender’s loss payable endorsement if the Collateral Agent, for the benefit of the Secured Parties, is not on the declarations page for such policy. The Collateral Agent shall, upon receipt of any proceeds from any such insurance, deliver such proceeds to the Borrower unless an Event of Default shall exist.
6.8    Compliance with Laws.
Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.9    Books and Records.
Maintain proper books of record and account, in which full, true and correct in all material respects entries shall be made of all material financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.
6.10    Inspection Rights.
Permit representatives and independent contractors of the Administrative Agent or any Lender, no more than one (1) time during the term of this Agreement unless an Event of Default has occurred and is continuing, to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.
6.11    Use of Proceeds.
Use the proceeds of the Loans solely to finance the payment of fees and expenses under the Loan Documents and for other general corporate purposes not in contravention of any Law or of any Loan Document.
6.12    Covenant to Guarantee Obligations.
(a)    The Loan Parties will cause each of their Material Subsidiaries (other than any CFC or any direct or indirect Subsidiary of a CFC) whether newly formed, after acquired or otherwise existing (within thirty (30) days after such Subsidiary is formed or acquired (or such longer period of time as agreed to by the Required Lenders in their reasonable discretion)) to become a Guarantor hereunder by way of execution of a Joinder Agreement; provided, however, no Foreign Subsidiary shall be required to become a Guarantor to the extent such Guaranty would result in a material adverse tax consequence for the Borrower. In connection therewith, the Loan Parties shall give notice to the Administrative Agent (for prompt distribution to the Lenders) not less than ten (10) days prior to creating a Subsidiary (or such shorter period of time as agreed to by the Required Lenders in their reasonable discretion), or acquiring the Equity Interests of any other Person. In connection with the foregoing, the Loan Parties shall deliver to the Administrative Agent, for prompt distribution to the Lenders, with respect to each new Guarantor to the extent applicable, substantially the same documentation required pursuant to clauses (b)-(e) and (j) of Article IV and Section 6.13 and such other documents or agreements as the Lenders may reasonably request, including without limitation, updated schedules to the Perfection Certificate.
(b)    Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, unless otherwise agreed in writing by the Borrower, (a) no more than 65% of the voting stock in any CFC that is a direct (first-tier) Subsidiary of a Loan Party shall be directly or indirectly pledged or similarly hypothecated to guarantee or support any obligation of the Borrower (aggregating all arrangements that result in a direct or indirect pledge of such stock), (b) for the avoidance of doubt, no stock of any Subsidiary of a CFC shall be directly or indirectly pledged or similarly hypothecated to guarantee or support any obligation of the Borrower (aggregating all arrangements that result in a direct or indirect pledge of such stock), (c) no CFC (or any Subsidiary of a CFC) shall guarantee or support any obligation of the Borrower, and (d) no security or similar interest shall be granted in the assets of any CFC (or any Subsidiary of a CFC), which security or similar interest guarantees or supports any obligation of the Borrower. The parties hereto agree that any pledge, guaranty or security or similar interest made or granted in contravention of this Section 6.12(b) shall be void ab initio.
6.13    Covenant to Give Security.
Except with respect to Excluded Property:
(a)    Equity Interests and Personal Property. Each Loan Party will cause the Pledged Equity and all of its tangible and intangible personal property now owned or hereafter acquired by it to be subject at all times to a first priority, perfected Lien (subject to Permitted Liens to the extent permitted by the Loan Documents) in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations pursuant to the terms and conditions of the Collateral Documents. Each Loan Party shall provide opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Collateral Agent and the Lenders.
(b)    Real Property. If any Loan Party acquires any Real Estate after the Closing Date constituting Material Real Estate, it shall promptly provide to the Administrative Agent and the Lenders notice of such acquisition with details as to such Material Real Estate and within thirty (30) days thereafter, shall execute and deliver to the Collateral Agent a Mortgage and such other documentation as the Required Lenders may request to cause such Material Real Estate to be subject at all times to a first priority, perfected Lien (subject in each case to Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations pursuant to the terms and conditions of the Collateral Documents together with (i) a policy of title insurance insuring the Lien of such Mortgage in an amount equal to 110% of the Fair Market Value as reasonably estimated by the Borrower in consultation with the Lenders, (ii) if requested by the Required Lenders, a current survey of such Material Real Estate and surveyor’s certificate, (iii) a legal opinion relating to such Mortgage, which opinion shall be in form and substance, and from counsel, reasonably satisfactory to the Required Lenders. In connection with the foregoing and to the extent requested by any Lender, the Administrative Agent or the Collateral Agent, no later than twenty (20) Business Days prior to the date on which a Mortgage is executed and delivered pursuant to this Section 6.13, the applicable Loan Party shall deliver to the Administrative Agent, the Lenders and the Collateral Agent the flood insurance policy, the applicable Loan Party’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance that complies with the Flood Laws reasonably satisfactory to the Collateral Agent and the Required Lenders.
(c)    Landlord Waivers. The Loan Parties shall use commercially reasonable efforts to secure a landlord waiver with respect to the facility located on Nancy Ridge in San Diego, California in form and substance satisfactory to the Collateral Agent and the Required Lenders within one hundred eighty (180) days of the Closing Date.
(d)    Account Control Agreements. Subject to Section 6.17, each of the Loan Parties shall not open, maintain or otherwise have any deposit or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money or securities are or may be deposited or maintained with any Person, other than (a) deposit accounts that are maintained at all times with depositary institutions as to which the Collateral Agent shall have received a Qualifying Control Agreement, (b) securities accounts that are maintained at all times with financial institutions as to which the Collateral Agent shall have received a Qualifying Control Agreement, (c) deposit accounts established solely as payroll and other zero balance accounts and (d) other deposit accounts, so long as at any time the aggregate balance in all such accounts does not exceed $1,000,000.
(e)    Updated Schedules. Concurrently with the delivery of any Collateral pursuant to the terms of this Section, the Borrower shall provide the Agents with the applicable updated Schedules to the Perfection Certificate and Schedules to the Credit Agreement.
(f)    Further Assurances. At any time upon request of the Collateral Agent or the Required Lenders through the Collateral Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Required Lenders deem necessary or reasonably advisable to maintain in favor of the Collateral Agent, for the benefit of the Secured Parties, Liens and insurance rights on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Loan Parties under, the Loan Documents and all applicable Laws.
6.14    Further Assurances.
Promptly upon request by the Collateral Agent, or the Required Lenders through the Collateral Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Collateral Agent or the Required Lenders may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s properties, assets, rights or interests that constitute (or are intended to constitute) Collateral to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document.

6.15    Compliance with Environmental Laws.
Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
6.16    Anti-Corruption Laws.
Conduct its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.
6.17    Post-Closing Obligations and Milestones.
As promptly as practicable, and in any event within the time periods after the Closing Date specified in Schedule 6.17 (or such later date as the Required Lenders may agree) the Loan Parties shall deliver the documents or take the actions specified on Schedule 6.17.
6.18    Compliance Certificate.
As promptly as practicable, and in any event no later than five (5) days after each calendar month, provide an officer’s certificate that the Loan Parties are in compliance with the negative covenants set forth in Sections 7.2 and 7.8.
ARTICLE VII
NEGATIVE COVENANTS
Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:
7.1    Liens.
Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (the “Permitted Liens”):
(a)    Liens pursuant to any Loan Document;
(b)    Liens existing on the Closing Date and listed on Schedule 7.1 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby to the extent constituting Indebtedness is not increased except as contemplated by Section 7.2(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.2(b);

(c)    Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)    Statutory Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s, supplier’s, laborer’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted; provided adequate reserves with respect thereto are maintained on the books of the applicable Person;
(e)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)    deposits to secure the performance of bids, trade contracts (including with suppliers) and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, including reimbursement and indemnification obligations, incurred in the ordinary course of business;
(g)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, individually or in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(h)    Liens securing Indebtedness permitted under Section 7.2(c); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or Fair Market Value, whichever is lower, of the property being acquired on the date of acquisition;
(i)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Borrower or any of its Subsidiaries, in each case in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing solely the customary amounts owing to such bank with respect to cash management and operating account arrangements; provided, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
(j)    Liens arising out of judgments or awards not resulting in an Event of Default; provided the applicable Loan Party or Subsidiary shall in good faith be prosecuting an appeal or proceedings for review;
(k)    any interest or title of a lessor, licensor, sublicensor or sublessor under any lease, license, sublicense or sublease entered into by any Loan Party or any Subsidiary thereof in the ordinary course of business, consistent with past practice and covering only the assets so leased, licensed, sublicensed or subleased;
(l)    Liens on property of a Person existing at the time of a Permitted Acquisition or such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower; provided that such Liens were not created in contemplation of such Permitted Acquisition or merger, consolidation or Investment and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary, and the applicable Indebtedness secured by such Lien is permitted under Section 7.2(f);
(m)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(n)    Liens on the Collateral securing the Existing Convertible Senior Notes, so long as such Liens are junior to the Liens securing the Obligations pursuant to an intercreditor agreement as contemplated by Schedule 6.17; and
(o)    other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $250,000.
7.2    Indebtedness.
Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Indebtedness under the Loan Documents;
(b)    the Indebtedness outstanding on the Closing Date (and the commitments therefor in an aggregate amount not to exceed the amount of such commitments as of the Closing Date) and listed on Schedule 7.2 and any Permitted Refinancing thereof;
(c)    Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.1(h); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $2,500,000 (inclusive of Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations listed on Schedule 7.2);
(d)    unsecured Indebtedness of the Borrower or a Subsidiary of the Borrower owed to the Borrower or a Subsidiary of the Borrower, which Indebtedness shall (i) to the extent in an amount in excess of $1,000,000 in the aggregate, be evidenced by promissory notes which shall be pledged to the Collateral Agent as Collateral for the Secured Obligations in accordance with the terms of the Security Agreement, (ii) be on terms (including subordination terms) reasonably acceptable to the Required Lenders and (iii) be otherwise permitted under the provisions of Section 7.3 (“Intercompany Debt”);
(e)    Guarantees of the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Guarantor;
(f)    Indebtedness of any Person that becomes a Subsidiary of the Borrower after the date hereof in a transaction permitted hereunder in an aggregate principal amount not to exceed $750,000; provided that such Indebtedness is existing at the time such Person becomes a Subsidiary of the Borrower and was not incurred solely in contemplation of such Person’s becoming a Subsidiary of the Borrower);
(g)    Past Due Accounts Payable not to exceed $250,000 at any one time outstanding; provided that any Indebtedness in respect of Past Due Accounts Payable shall only be permitted pursuant to this Section 7.2(g).
(h)    [Reserved];

(i)    Indebtedness of any Subsidiary that is not a Loan Party not to exceed $250,000 at any one time outstanding;
(j)    obligations under corporate credit cards, netting services and similar services incurred in the ordinary course of business;
(k)    [Reserved];
(l)    Indebtedness evidenced by the Existing Convertible Senior Notes in an aggregate principal amount at any time outstanding not to exceed $137,500,000;
(m)    other unsecured Indebtedness in an aggregate principal amount not to exceed $250,000 at any time outstanding;
(n)    letters of credit outstanding in favor of suppliers and landlords in an amount at any one time outstanding not to exceed $1,000,000, including any Permitted Refinancing thereof; and
(o)    Indebtedness consisting of the financing of insurance premiums in the ordinary course of business in a principal amount not to exceed at any time the amount of insurance premiums to be paid by the Loan Parties or their Subsidiaries.
7.3    Investments.
Make or hold any Investments, except:
(a)    Investments held by the Borrower and its Subsidiaries in the form of cash or Cash Equivalents, bank deposits in the ordinary course of business, negotiable instruments deposited in the ordinary course of business;
(b)    advances made in connection with the purchase of goods or services in the ordinary course of business;
(c)    (i) Investments by the Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by the Borrower and its Subsidiaries in Loan Parties, (iii) additional Investments by Subsidiaries of the Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties and (iv) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Loan Parties in Subsidiaries that are not Loan Parties in an aggregate amount invested after the date hereof not to exceed $250,000;
(d)    Guarantees permitted by Section 7.2 and Liens permitted by Section 7.1 to the extent constituting an Investment;
(e)    Permitted Acquisitions, and Investments held by the target of any Permitted Acquisition (other than of CFCs and Subsidiaries held directly or indirectly by a CFC which Investments are covered by Section 7.3(c)(iv));
(f)    Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors; provided, however, that the aggregate amount of all such Investments shall not exceed $2,000,000 at any time outstanding;

(g)    Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business;
(h)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
(i)    Investments by the Borrower in Subsidiaries that are not Loan Parties for payments of employee salaries and rent of such Subsidiaries, in each case in the ordinary course of business, in an aggregate amount not to exceed $1,000,000 in any calendar month; provided that for the calendar month of April 2023, this amount shall not exceed $1,700,000; and
(j)    other Investments in an aggregate principal amount not to exceed $250,000 at any time outstanding.
Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly, make any Investment using or consisting of any of the [***].
7.4    Fundamental Changes.
Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(a)    any Subsidiary may merge, dissolve or liquidate into or consolidate with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Loan Party is merging with another Subsidiary, such Loan Party shall be the continuing or surviving Person;
(b)    any Loan Party may Dispose of any of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party;
(c)    any Subsidiary that is not a Loan Party may dispose any of its assets (including any Disposition that is in the nature of a liquidation) to (i) another Subsidiary that is not a Loan Party or (ii) to a Loan Party;
(d)    in connection with any Permitted Acquisition, any Subsidiary of the Borrower may merge, dissolve or liquidate into or consolidate with any other Person (other than the Borrower) or permit any other Person (other than the Borrower) to merge, liquidate or dissolve into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of the Borrower and (ii) in the case of any such merger, dissolution, liquidation or consolidation to which any Subsidiary of the Borrower that is a Loan Party is a party, such Loan Party is the surviving Person; and
(e)    so long as no Default has occurred and is continuing or would result therefrom, each of the Borrower and any of its Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger or consolidation to which the Borrower is a party, the Borrower is the surviving Person and (ii) in the case of any such merger or consolidation to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving Person.
7.5    Dispositions.
Make any Disposition or enter into any agreement to make any Disposition, except:
(a)    Permitted Transfers;
(b)    Dispositions of obsolete, surplus, damaged or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(c)    Dispositions of equipment or real property for Fair Market Value to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(d)    non-exclusive licenses, non-exclusive sublicenses, leases or subleases for Fair Market Value granted to third parties in the ordinary course of business and consistent with past practice; and Liens permitted under Section 7.1(k);
(e)    the lapse, abandonment or other dispositions of intellectual property, in the ordinary course of business and consistent with past practice, that is, in the reasonable good faith judgment of a Loan Party, no longer economically practicable or commercially desirable to maintain or necessary for the conduct of the business of the Loan Parties or any of their Subsidiaries;
(f)    Dispositions permitted by Sections 7.1, 7.3, 7.4 or 7.6;
(g)    the sale or issuance of Equity Interests (i) of the Borrower to any Person and (ii) of any Subsidiary of the Borrower to the Borrower or any other wholly-owned Subsidiary of the Borrower; and
(h)    other Dispositions for Fair Market Value so long as (x) at least seventy-five percent (75%) of the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneously with consummation of such Disposition, (y) such transaction does not involve the sale or other Disposition of a minority Equity Interest in any Subsidiary and (z) except with respect to any Disposition of [***], the aggregate net book value of all of the assets sold or otherwise Disposed of by the Loan Parties and their Subsidiaries pursuant to this Section 7.5(h) shall not exceed $1,000,000 for all such transactions in any fiscal year of the Borrower; provided that any Disposition of [***] shall be subject to Section 2.5(b).
Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly, make any Disposition of any of the [***].
7.6    Restricted Payments.
Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)    each Subsidiary may make Restricted Payments to any Person that owns Equity Interests in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
(b)    the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person;
(c)    payments to redeem or otherwise acquire existing stock of the Borrower so long as any consideration used to make such payments is delivered solely from the issuance of new Equity Interests by the Borrower after the Closing Date;
(d)    so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom, payments of interest on the Existing Convertible Senior Notes in accordance with their terms as in effect on the Closing Date; and
(e)    Borrower may issue common Equity Interests in connection with the conversion, repurchase, exchange or other acquisition of the Existing Convertible Senior Notes;
(f)    Borrower may make de minimis payments of cash in lieu of fractional shares;
(g)    Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof;
(h)    [Reserved];
(i)    so long as no Event of Default has occurred and is continuing or would occur or result from such Restricted Payment, any purchase, redemption, retirement or other acquisition of Equity Interests of the Borrower held by consultants, agents, officers, directors and employees or former consultants, agents, officers, directors or employees (or their transferees, estates, or beneficiaries under their estates) of the Borrower and its Subsidiaries not to exceed $500,000 in the aggregate during the term of this Agreement;
(j)    cashless repurchases of Equity Interests of Borrower deemed to occur upon exercises of options and warrants or the settlement or vesting of other equity awards if such Equity Interests represent a portion of the exercise price of such options or warrants or similar equity incentive awards; and
(k)    Borrower may acquire (or withhold) its respective Equity Interests pursuant to any employee equity option or grant or similar plan to pay withholding taxes for which Borrower is liable in respect of a current or former officer, director, employee, member of management or consultant upon such grant or award (or upon vesting or exercise thereof) and Borrower may make deemed repurchases in connection with the exercise of equity options or grants.
Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly, make any Restricted Payment using, or in the form of, any of the [***].
7.7    Change in Nature of Business.
Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto. Without limitation of the foregoing, neither the

Borrower nor any of its Subsidiaries will become a “passive foreign investment company” as such term is defined in Section 1297 of the Code.
7.8    Transactions with Affiliates.
Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person (each, an “Affiliate Transaction”) other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by this Agreement, (d) reasonable compensation and reimbursement of expenses of officers and directors, (e) Affiliate Transactions in existence on the Closing Date (and set forth on Schedule 5, to the extent such Affiliate Transactions require cash payments to be made by the Loan Parties), (f) transactions pursuant to the Shared Services Agreements; provided that (i) the aggregate consideration payable by the Borrower and its Subsidiaries during the period from the Closing Date to and including the Facility Termination Date shall not exceed $420,000 and (ii) such transactions shall be permitted only pursuant to this clause (f), and (g) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on fair and reasonable terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate; provided that for purposes of this clause (g), for any such Affiliate Transaction involving aggregate consideration in excess of $5,000,000 (i) other than for any financing that is provided by an Affiliate to the Borrower or its Subsidiaries and not secured by a Lien that is senior to the second-priority Lien securing the Existing Convertible Senior Notes, a fairness opinion shall have been provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction (with a copy thereof made available to the Lenders upon their request) and (ii) 100% of the aggregate consideration payable to such Loan Party with respect to such Affiliate Transaction shall be paid in cash or Cash Equivalents; provided further that notwithstanding the foregoing, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly, enter into any Affiliate Transaction with respect to any of the [***] unless (x) a fairness opinion shall have been provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction (with a copy thereof made available to the Lenders upon their request) and (y) 100% of the aggregate consideration payable to such Loan Party with respect to such Affiliate Transaction shall be paid in cash or Cash Equivalents. Other than amounts under the Shared Services Agreements, the Existing Convertible Senior Notes, and the Indebtedness referred to in the Subordination Agreements, the aggregate consideration payable by the Borrower and its Subsidiaries pursuant to all Affiliate Transactions during the period from the Closing Date to the Facility Termination Date shall not exceed $10,500,000.
7.9    Burdensome Agreements.
With respect to the Loan Parties, enter into, or permit to exist, any Contractual Obligation (except for this Agreement and the other Loan Documents) that (a) encumbers or restricts the ability of any such Person to (i) to act as a Loan Party; (ii) make Restricted Payments to any Loan Party, (iii) pay any Indebtedness or other obligation owed to any Loan Party, (iv) make loans or advances to any Loan Party, or (v) create any Lien upon any of their properties or assets, whether now owned or hereafter acquired, except, in the case of any of the foregoing, for (A) any document or instrument governing Indebtedness incurred pursuant to Section 7.2(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (B) any Permitted Lien, (C) customary restrictions and conditions contained in any agreement related to a disposition permitted by this Agreement, or in any merger or acquisition agreement, (D) applicable Laws, or (E) customary provisions in contracts prohibiting or restricting assignment or (b) requires the grant of any Lien on property or securities for any obligation if a Lien on such property is given as security for the Secured Obligations.
7.10    Use of Proceeds.
Use the proceeds of the Loans, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.11    Financial Covenant.
Minimum Liquidity: Permit Liquidity to be less than $5,000,000 at any time.
7.12    [Reserved].
7.13    Amendments of Organization Documents; Fiscal Year; Legal Name, State of Formation; Form of Entity and Accounting Changes.
(a)    Amend any of its Organization Documents in a manner materially adverse to the Agents or the Lenders;
(b)    change its fiscal year;
(c)    without providing ten (10) days prior written notice to the Collateral Agent for distribution to the Lenders (or such extended period of time as may be agreed to by the Required Lenders), change its name, state of formation, form of organization or principal place of business; or
(d)    make any change in accounting policies or reporting practices, except as required by GAAP.
7.14    Sale and Leaseback Transactions.
Enter into any Sale and Leaseback Transaction.
7.15    Payments, Etc. of Indebtedness.
Prepay, redeem, purchase, pay, defease or otherwise satisfy any Indebtedness prior to the scheduled maturity thereof in any manner (including by the exercise of any right of setoff), except (a) the prepayment of the Loans in accordance with the terms of this Agreement and (b) regularly scheduled or required repayments or redemptions of Indebtedness under the Indebtedness set forth on Schedule 7.2 and any Permitted Refinancing thereof. For the avoidance of doubt, the Existing Convertible Senior Notes may be converted, repurchased, exchanged or otherwise acquired for common Equity Interests of the Borrower in accordance with Section 7.6(e).
7.16    Amendment, Etc. of Indebtedness.
(a)    Amend, modify or change in any manner any term or condition of any Convertible Senior Notes Document, the Shared Services Agreements, the Subordination Agreement or any Affiliate Debt existing on the Closing Date or, in each case, any Permitted Refinancing of the Indebtedness referred to therein or give any consent, waiver or approval thereunder; provided that the Convertible Senior Notes Documents, any

Affiliate Debt existing on the Closing Date and the Existing Convertible Senior Notes may be amended or modified to extend the amortization or maturity of the indebtedness evidenced thereby, reduce the interest rate thereon, or otherwise amend or modify the terms thereof so long as the terms of any such amendment or modification are no more restrictive on the Loan Parties than the terms of such documents as in effect on the date hereof; provided further that the foregoing restrictions shall not apply to the amendment or modification of any Convertible Senior Notes Document, the Existing Convertible Senior Notes and the Shared Services Agreement, in each case, if in connection with the actions specified on Schedule 6.17;
(b)    take any other action in connection with any Convertible Senior Notes Document, the Subordination Agreement or any Permitted Refinancing of the Indebtedness referred to therein that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or the Lenders; or
(c)    amend, modify or change in any manner any term or condition of any Indebtedness (other than Indebtedness arising under the Loan Documents) if such amendment or modification would add or change any terms in a manner adverse to any Loan Party or any Subsidiary, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto; provided that the foregoing restrictions shall not apply to the amendment or modification of any Convertible Senior Notes Document in connection with the actions specified on Schedule 6.17.
7.17    Sanctions.
Directly or indirectly, use the Loans or the proceeds of the Loans, or lend, contribute or otherwise make available the Loans or the proceeds of the Loans to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person of Sanctions.
7.18    Anti-Corruption Laws.
Directly or indirectly, use any proceeds of the Loans for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti- corruption legislation in other jurisdictions.
7.19    Subordination Agreement.
Make any payment that is not in accordance with the terms of the Subordination Agreement.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
8.1    Events of Default.
Any of the following shall constitute an “Event of Default”:
(a)    Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5)

days after the same becomes due, any interest on any Loan, or any fee due hereunder or any other amount payable hereunder or any amount payable under any other Loan Document; or
(b)    Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.1, 6.2, 6.3, 6.5 (with respect to maintenance of such Loan Party’s legal existence), 6.10, 6.11, 6.17 or Article VII; or
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.1(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) any Loan Party receiving notice thereof from the Administrative Agent or any Lender or (ii) a Responsible Officer of any Loan Party becoming aware of the occurrence thereof; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made; or
(e)    Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or require a Loan Party or any Subsidiary thereof to make an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or Subsidiary thereof as a result thereof is greater than the Threshold Amount provided that with respect to a default under clause (i)(B), notwithstanding anything to the contrary herein, if at any time such default is cured or waived prior to the Agents or the Lenders exercising any remedies under Section 8.2, and such third party no longer has any right to exercise any rights or remedies in connection with such default at such time, then, as of such time, there shall be no Event of Default under such clause (i)(B) with respect to such default; provided further that, any default or event of default that would otherwise result under this Section 8.1(e) solely as a result of a Delisting Event shall not constitute an Event of Default under this Section 8.1(e); and (iii) notwithstanding anything to the contrary herein or in any other Loan Document, the final proviso in clause

(ii)  above shall not apply in the event that any default or event of default arises under any other Indebtedness from a Delisting Event; or
(f)    Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. Any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Loan Party or any of its Subsidiaries and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or
(h)    Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $500,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)    Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations arising under the Loan Documents, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or it is or becomes unlawful for a Loan Party to perform any of its obligations under the Loan Documents; or
(k)    Collateral Documents. Any Collateral Document after delivery thereof pursuant to the terms of the Loan Documents shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on the Collateral purported to be covered thereby, or any Loan Party shall assert the invalidity of such Liens;

(l)    Change of Control. There occurs any Change of Control;
(m)    Non-Performance. Any counterparty to any Shared Services Agreement fails to observe or perform any agreement or condition contained therein or related to the services contemplated thereby; or
(n)    Compliance Certificate. The Borrower or any Loan Party fails to perform the covenant or agreement contained in Section 6.18.

If a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by Required Lenders as determined in accordance with Section 10.1; and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the Required Lenders, as required hereunder in Section 10.1.
8.2    Remedies upon Event of Default.
If any Event of Default occurs and is continuing, the Agents shall, at the request of, or may, with the consent of, the Required Lenders take any or all of the following actions:
(a)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document, including the Loan Payment Fees, to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
(b)    exercise all rights and remedies available to it under the Loan Documents or applicable Law or equity; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States the unpaid principal amount of the Loans and all interest and other amounts as aforesaid, including the Loan Payment Fees, shall automatically become due and payable without further act of any Person.
8.3    Application of Funds.
After the exercise of remedies provided for in Section 8.2 (or after the Loans has automatically become immediately due and payable) or if at any time insufficient funds are received by and available to the Agents to pay fully all Secured Obligations then due hereunder, any amounts received on account of the Secured Obligations shall be applied:
(a)    first, to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses, indemnities and other amounts (including legal fees and expenses and amounts payable under Article III and amounts owing in respect of (x) the preservation of Collateral or the Collateral Agent’s security interest in the Collateral or (y) with respect to enforcing the rights of the Secured Parties under the Loan Documents) payable to the Agents in their capacities as such;
(b)    second, pro rata to payment or reimbursement of that portion of the Secured Obligations constituting fees (other than the Loan Payment Fees), expenses and indemnities payable to the Lenders;

(c)    third, pro rata to payment of accrued and unpaid interest on the Loans and the Loan Payment Fees;
(d)    fourth, pro rata to payment of principal outstanding on the Loans;
(e)    fifth, pro rata to any other Secured Obligations; and
(f)    sixth, any excess, after all of the Secured Obligations shall have been paid in full in cash, shall be paid to the Borrower or as otherwise required by applicable Law.
ARTICLE IX
CONTINUING GUARANTY
9.1    Guaranty.
Each Guarantor hereby absolutely and unconditionally, jointly and severally, guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Secured Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof to the extent not the result of any dispute among the parties hereto in which the Loan Parties are the prevailing party) (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law or other applicable Law. The Administrative Agent’s and the Lenders’ books and records showing the amount of the Secured Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive, absent manifest error, for the purpose of establishing the amount of the Secured Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
9.2    Rights of Lenders.
Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Secured Obligations; (c) apply such security and direct the order or manner of sale thereof as the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Secured Obligations. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.
9.3    Certain Waivers.
Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Secured Obligations.
9.4    Obligations Independent.
The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.
9.5    Subrogation.
No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Secured Obligations and any amounts payable under this Guaranty have been paid and performed in full in cash and the Facility is terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured.
9.6    Termination; Reinstatement.
This Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, if any, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.
9.7    Stay of Acceleration.
If acceleration of the time for payment of any of the Secured Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.
9.8    Condition of Borrower.
Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).
9.9    Appointment of Borrower.
Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provided such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by any Agent or any Lender to the Borrower shall be deemed delivered to each Loan Party and (c) any Agent or any Lender may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.
9.10    Right of Contribution.
The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law.
ARTICLE X
MISCELLANEOUS
10.1    Amendments, Etc.
No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent or the Collateral Agent, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however that no such amendment, waiver or consent shall:

(a)    waive any condition set forth in Article IV without the written consent of each Lender;
(b)    extend or increase the Commitment of any Lender without the written consent of such Lender;
(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees (including the Loan Payment Fees) or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;
(d)    reduce the principal of, or the rate of interest specified herein on, the Loans or any fees (including the Loan Payment Fees) or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
(e)    change (i) Section 8.3 or 2.11(c) or (ii) the order of application of any prepayment of the Loans from the application thereof set forth in the applicable provisions of Section 2.11 in any manner that adversely affects any Lender without the written consent of such Lender;
(f)    change any provision of this Section 10.1 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(g)    release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(h)    release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Article XI (in which case such release may be made by the Administrative Agent acting alone); or
(i)    amend, modify or waive any provision under this Agreement that expressly requires the consent or other agreement of all the Lenders, in each case without the consent of each Lender;
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable Agent in addition to the Lenders required above, affect the rights or duties of such Agent under this Agreement or any other Loan Document and (ii) the Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the definition of “Reinvestment Quantum” may be amended in accordance with the terms of Schedule 6.17.

10.2    Notices; Effectiveness; Electronic Communications.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, to the address, fax number, e-mail address or telephone number specified for the Borrower or any other Loan Party, the Agents or the Lenders on Schedule 1.1(b) or in the applicable Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission or e-mail transmission shall be deemed to have been received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement).
(b)    Change of Address, Etc. Each of the Loan Parties, the Agents and the Lenders may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.
10.3    No Waiver; Cumulative Remedies; Enforcement.
No failure by any Lender or Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agents in accordance with Article XI for the benefit of all the Lenders and the Secured Parties; provided, however, that the foregoing shall not prohibit (a) any Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as an Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with this Agreement (subject to the terms of Section 2.11(c)) or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent or Collateral Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Agents pursuant to Article XI and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11(c), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.4    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Loan Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Lenders, the Agents and their respective Affiliates (including the reasonable fees, charges and disbursements of (x) one primary firm of counsel for the Lenders, (y) one primary firm of counsel to the Agents and (z) one firm of local counsel to the Lenders and the Agents in each applicable jurisdiction), in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Lenders, the Agents and their respective Affiliates (including the fees, charges and disbursements of any counsel for the Lenders, the Agents and their respective Affiliates), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loans; provided that nothing herein shall require any Loan Party to pay any of the foregoing in connection with a dispute solely among the Lenders, the Agents and their respective Affiliates (other than such disputes involving claims against an Agent in its capacity as such) that does not involve an act or omission by the Borrower or any of its Subsidiaries.
(b)    Indemnification by the Loan Parties. The Loan Parties shall indemnify each Agent, the Lenders and each Related Party of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument executed in connection herewith, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.1), (ii) the Loans or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) arise from a dispute solely among Indemnitees (other than such disputes involving claims against an Agent in its capacity as such) that does not involve an act or omission by the Borrower or any of its Subsidiaries). This Section 10.4(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no party to this Agreement shall assert, and each such party hereby waives, and acknowledges that no other Person shall have, any claim against any other party to this Agreement, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loans or the use of the proceeds thereof.

(d)    Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.
(e)    Survival. The agreements in this Section shall survive the termination of the Commitments and the repayment, satisfaction or discharge of all the other Secured Obligations.
10.5    Payments Set Aside.
To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or such Agent or such Lender exercises its right of setoff, if any, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
10.6    Successors and Assigns.
(a)    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assignees. Each Loan Party agrees that it may not assign this Agreement without each Lender’s prior consent. Each Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans owing to it) and the other Loan Documents to another Person (other than the Borrower or any of its Subsidiaries); provided that (x) the principal outstanding balance of the Loans of the assigning Lender subject to any assignment (other than (i) the assignment of the entire remaining amount of the assigning Lender’s Loans at the time owing to it or (ii) assignments to another Lender, an Affiliate of such assigning Lender or an Approved Fund), determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent, or, if a “Trade Date” is specified in such Assignment and Assumption, as of such Trade Date, shall not be less than $2,500,000 and (y) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to another Lender, an Affiliate of such assigning Lender or an Approved Fund; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to such assigning Lender within five (5) Business Days after having received written notice thereof.
(b)    Each Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Loans); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
(c)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, each Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligations to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations (and any successor provisions). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. This Section 10.6(c) shall be construed so that the Commitment and/or the Loans are at all times maintained in “registered form” within the meanings of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any Treasury Regulations (and any successor provisions) promulgated thereunder, including, without limitation, Treasury Regulations Sections 5f.103-1(c) and 1.871-14.
10.7    Confidentiality.
Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors and to its Related Parties on a “need to know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self- regulatory authority, such as the National Association of Insurance Commissioners) (in which case such parties agree, to the extent practicable and not prohibited by applicable law, to inform the Borrower promptly thereof prior to disclosure), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (in which case such parties agree, to the extent practicable and not prohibited by applicable law, to inform the Borrower promptly thereof prior to disclosure), (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement, (vii) on a confidential basis to any rating agency in connection with rating any Loan Party or its Subsidiaries or the credit facilities provided hereunder, (viii) with the written consent of the Borrower or to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary relating to any Loan Party or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent and the Lenders on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary.

10.8    Right of Setoff.
If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held (in whatever currency) against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, provided that none of any Lender nor any of its Affiliates shall be entitled to exercise any such set off with respect to any payroll account that is used exclusively for such purposes. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.9    Interest Rate Limitation.
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, the Administrative Agent or such Lender may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10    Counterparts; Integration; Effectiveness.
This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, the Agent Fee Letter, and any separate letter agreements with respect to fees payable to the Agents or the Lenders, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by each Lender and when the Lenders shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered thereunder, by fax transmission or e- mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.
10.11    Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf, and shall continue in full force until the Facility Termination Date.
10.12    Severability.
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.13    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.14    Waiver of Jury Trial.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.15    [Reserved].
10.16    Subordination.
Each Loan Party (a “Subordinating Loan Party”) hereby subordinates the payment of all obligations and indebtedness of any other Loan Party owing to it, whether now existing or hereafter arising, including but not limited to any obligation of any such other Loan Party to the Subordinating Loan Party as subrogee of the Secured Parties or resulting from such Subordinating Loan Party’s performance under the Guaranty, to the indefeasible payment in full in cash of all Secured Obligations. If the Secured Parties so request, any such obligation or indebtedness of any such other Loan Party to the Subordinating Loan Party shall be enforced and performance received by the Subordinating Loan Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Secured Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement. Without limitation of the foregoing, so long as no Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to Intercompany Debt; provided, that in the event that any Loan Party receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section, such payment shall be held by such Loan Party in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request to, the Administrative Agent for distribution to the Lenders.

10.17    No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees that: (a) (i) the services regarding this Agreement provided by the Agents, the Lenders and the Affiliates of the foregoing Persons are arm’s-length commercial transactions between the Borrower, each other Loan Party, on the one hand, and the Agents, the Lenders and their respective Affiliates, on the other hand, (ii) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) each of the Administrative Agent, the Lenders and their respective Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for Borrower, any other Loan Party and (ii) neither the Administrative Agent, nor any Lender, nor any of their respective Affiliates has any obligation to the Borrower, any other Loan Party with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties, and neither the Administrative Agent, nor any Lender, nor any of their respective Affiliates has any obligation to disclose any of such interests to the Borrower, any other Loan Party. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against each Agent, each Lender or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.
10.18    Electronic Execution.
The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, neither the Administrative Agent, nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided further without limiting the foregoing, upon the request of the Administrative Agent or any Lender, any electronic signature shall be promptly followed by such manually executed counterpart.
10.19    USA PATRIOT Act Notice.
Each Lender hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Act. The Borrower and the Loan Parties agree to, promptly following a request by any Lender, provide all such other documentation and information that such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
10.20    Credit Bid Rights Preserved.
In the event of any bankruptcy proceeding involving a Loan Party in the United States, whether voluntary or otherwise, each Loan Party expressly agrees that each Agent and each Lender is hereby granted an irrevocable right to credit bid any or all amounts owed pursuant to this Agreement in any sales process as provided by Section 363(k) of the Bankruptcy Code, whether such sale is conducted pursuant to a plan of reorganization under Chapter 11 of the Bankruptcy Code or outside of a plan pursuant to Section 363 of the Bankruptcy Code. The right of each Agent and each Lender to credit bid as set forth herein is an express element of the consideration being offered by the Loan Parties to induce the Lenders to enter into this Agreement.
10.21    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Solely to the extent any Lender is an Affected Financial Institution and is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    (ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.22    Acknowledgement Regarding Any Supported QFCs.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
ARTICLE XI
THE AGENTS
11.1    Appointment; Powers.
Each of the Lenders hereby irrevocably (subject to Section 11.6) appoints GLAS USA LLC as its Administrative Agent and GLAS Americas LLC as its Collateral Agent. Each Lender authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof and the other Loan Documents, together with all powers as are reasonably incidental thereto.
11.2    Duties and Obligations of the Agents.
The Agents shall have no duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing (the use of the term “Administrative Agent”, “Collateral Agent” or “Agent” herein and in the other Loan Documents with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.3, and (c) except as expressly set forth herein, no Agent shall have a duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. The Agents shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to a responsible officer of such Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into:
(a)    any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document,
(b)    the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith,

(c)    the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document,
(d)    the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document,
(e)    the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent or as to those conditions precedent expressly required to be to such Agent’s satisfaction,
(f)    the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and its Subsidiaries, or
(g)    any failure by the Borrower, any Guarantor or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.
Each Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and is entitled to advice of counsel and other consultants or experts concerning all matters pertaining to those duties. The Agents shall not be responsible for the negligence or misconduct of any such agent or attorney-in-fact except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the applicable Agent acted with gross negligence or willful misconduct in the selection of such agent or attorney-in-fact.
Beyond the exercise of reasonable care in the custody thereof, no Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and no Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral, in each case, except to the extent expressly set forth in the Loan Documents. Each Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.
11.3    Action by Agents.
Each Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.1) and in all cases each Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.1) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability claims, losses, fees and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by an Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then an Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities satisfactory to it) described in this Section 11.3; provided that, unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the interests of the Lenders. In no event, however, shall an Agent be required to take any action which exposes such Agent to a risk of personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, no Agent shall have any obligation to perform any act in respect thereof. Each Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.1), and otherwise such Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith including its own ordinary negligence, except for its own gross negligence or willful misconduct.
11.4    Reliance by Agents.
Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon, except in the case of gross negligence or willful misconduct by such Agent and each of the Loan Parties and the Lenders hereby waives the right to dispute such Agent’s record of such statement absent manifest error. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
11.5    Sub-Agents.
Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-Agents appointed by such Agent. Each Agent and any such sub-Agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-Agent and to the Related Parties of such Agent and any such sub-Agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent. The Agents shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the applicable Agent acted with gross negligence or willful misconduct in the selection of any such sub-agent.
11.6    Resignation or Removal of Agents.
Subject to the appointment and acceptance of a successor agent as provided in this Section 11.6, each Agent may resign at any time by notifying the Lenders and the Borrower, and such Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor agent. If no successor agent shall have been so appointed and accepted such appointment by the Required Lenders within thirty (30) days after such retiring Agent gives notice of its resignation, then such retiring Agent may, on behalf of the Lenders and at the expense of the Borrower, appoint a successor agent, which may be an Affiliate of any existing Lender approved by the Required Lenders (such consent not to be unreasonably withheld, delayed or conditioned). If no such successor agent shall be appointed by the retiring Agent as aforesaid, the Required Lenders shall thereafter perform all of the duties of the retiring Agent hereunder (and the retiring Agent shall be discharged from its duties and obligations hereunder and such resignation shall become effective in accordance with this Section on the applicable date) until such appointment by the Required Lenders is made and accepted. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor agent in such capacities. The fees payable by the Borrower to a successor agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor agent. After an Agent’s resignation hereunder, the provisions of this Article XI and Section 10.4 shall continue in effect for the benefit of such retiring Agent, its sub-Agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.
11.7    Agents as Lenders.
Each Lender serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Lender and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of its Subsidiaries or other Affiliates as if it were not an Agent hereunder.
11.8    Funds Held by Agents.
The Agents shall have no responsibility for interest or income on any funds held by it hereunder. Funds held by any Agent pursuant to this Agreement need not be segregated from other funds except to the extent required by law.
11.9    No Reliance.
Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. No Agent shall be required to keep itself informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the property or books of the Borrower or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by an Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of their Affiliates) which may come into the possession of such Agent or any of its Affiliates. Each party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

11.10    Agents May File Proofs of Claim.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Guarantors or any of their Subsidiaries, each Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether an Agent shall have made any demand on the Borrower or the Guarantors) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file a proof-of-claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary and directed by the Required Lenders in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Section 10.4) allowed in such judicial proceeding;
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and
(c)    any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized and directed by each Lender to make such payments to the Agents and, in the event that the Agents shall consent to the making of such payments directly to the Lenders, to pay to the Agents any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their agents and counsel, and any other amounts due the Agents under Section 10.4.
Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize any Agent to vote in respect of the claim of any Lender in any such proceeding.
11.11    Authority of the Agents to Release Collateral and Liens.
Each Lender hereby authorizes the Collateral Agent to release any Collateral or any Guarantor that is permitted to be sold or released pursuant to the terms of this Section 11.11 and the other Loan Documents. Each Lender hereby authorizes the Collateral Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with (x) the termination of the Facility on the Facility Termination Date or (y) any sale or other Disposition of property to the extent such sale or other Disposition is authorized by the terms of this Agreement and the other Loan Documents and complies with the Security Agreement, as evidenced in an certificate delivered by a Responsible Officer to the Collateral Agent (which shall be promptly distributed to the Lenders); provided that, prior to the Facility Termination Date, the Liens on any Collateral securing the Secured Obligations shall not be released upon a sale, transfer or other Disposition of such Collateral to any Person that is, or that is required to be, in each case at the time of such sale, transfer or other Disposition, and after giving effect thereto, a Loan Party (but in each case disregarding the grace period provided for in Section 6.12). Upon the request of the Borrower, in connection with any transaction otherwise permitted by this Agreement and the other Loan Documents, the Administrative Agent and/or the Collateral Agent is authorized to release Collateral that is Disposed of to any Person (other than to a Person that is, or that is required to be, in each case at the time of such Disposition, and after giving effect thereto, a Loan Party (but in each case disregarding the grace period provided for in Section 6.12)), or to any Person that ceases to be a Subsidiary of the Borrower at the time of such Disposition, and after giving effect thereto.
11.12    Merger, Conversion or Consolidation of Agents.
Any corporation into which the Agents may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agents shall be a party, or any corporation succeeding to the corporate trust and loan agency business of the Agents, shall be the successor of the Agents hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
11.13    Erroneous Payments.
(a)    If the Administrative Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its reasonable sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 11.13 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall use commercially reasonable efforts to cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received). A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
    (i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

    (ii)    such Lender shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) (and, in all events, within two Business Days of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment and that it is so notifying the Administrative Agent pursuant to this Section 11.13(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 11.13 shall not have any effect on a Payment Recipient’s obligations pursuant to Section 11.13(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 11.13 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of a payment on the Obligations.
(e)    To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
    Each party’s obligations, agreements and waivers under this Section 11.13 shall survive the resignation, removal or replacement of the Administrative Agent or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
11.14    Indemnification.
Whether or not the transactions contemplated by this Agreement are consummated, each Lender shall indemnify upon demand each Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Loan Parties and without limiting the obligation of the Loan Parties to do so), according to its applicable pro rata share, from and against any and all actions, causes of action, suits, losses, liabilities, damages, and expenses, except that no Lender will be liable for any payment to any such Person of any portion of such indemnified liabilities to the extent determined by a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders will be deemed to constitute gross negligence or willful misconduct for purposes of this Section 11.14. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs and Taxes) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to in this Agreement, to the extent that such Agent is not reimbursed for any such expenses by or on behalf of the Loan Parties. The undertaking in this Section 11.14 will survive repayment of the Loans, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of any Agent.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:    NANTHEALTH, INC.

By:    /s/ Bob Petrou
Name: Bob Petrou
Title: Chief Financial Officer, Treasurer and Secretary

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GUARANTORS:    NAVINET, INC.

By:    /s/ Bob Petrou
Name: Bob Petrou
Title: Chief Financial Officer, Treasurer and Secretary

THE OPENNMS GROUP, INC.

    By:    /s/ Bob Petrou
Name: Bob Petrou
Title: Chief Financial Officer

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ADMINISTRATIVE AGENT:    GLAS USA LLC

By:    /s/ Katie Fischer
Name: Katie Fischer
Title:     Vice President

COLLATERAL AGENT:    GLAS AMERICAS LLC

By:    /s/ Katie Fischer
Name: Katie Fischer
Title:     Vice President

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LENDERS:

Highbridge Tactical Credit Master Fund, L.P.
    By: Highbridge Capital Management, LLC, its trading manager

By:    /s/ Jonathan Segal
Name: Jonathan Segal
Title:     Managing Director, Co-CIO

Highbridge Convertible Dislocation Fund, L.P.
    By: Highbridge Capital Management, LLC, its trading manager

By:    /s/ Jonathan Segal
Name: Jonathan Segal
Title:     Managing Director, Co-CIO

NANT CAPITAL, LLC

By:    /s/ Charles Kenworthy
Name: Charles Kenworthy
Title:     Manager

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